UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Eastman Kodak Company
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2026 ANNUAL MEETING
AND PROXY STATEMENT
Date of Notice: April 9, 2026
EASTMAN KODAK COMPANY
343 STATE STREET
ROCHESTER, NEW YORK 14650

CAUTIONARY NOTE:
This proxy statement includes “forward–looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward–looking statements include statements concerning Eastman Kodak Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” “would,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward–looking statements. All forward–looking statements, including management’s examination of historical operating trends and data, are based upon our current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results or outcomes, or timing of actual results or outcomes, to differ materially from historical results or those expressed in or implied by such forward-looking statements. Important factors that could cause actual events, results or outcomes, or their timing, to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in our Annual Report on Form 10–K under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and in other filings we make with the Securities and Exchange Commission (SEC) from time to time.
Future events and other factors may cause our actual results or outcomes to differ materially from the forward–looking statements. All forward–looking statements attributable to us or persons acting on our behalf apply only as of the date of this proxy statement and are expressly qualified in their entirety by the cautionary statements included or referenced in this document. We undertake no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

April 9, 2026
Dear Shareholder:
You are cordially invited to attend our Annual Meeting of Shareholders on Wednesday, May 20, 2026 at 9:00 a.m. Eastern Time. The Annual Meeting will be conducted as a virtual meeting of shareholders by means of a live webcast. We believe hosting a virtual meeting enables greater shareholder attendance and participation from any location. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting meetnow.global/MTXJGWA and entering the 15-digit control number on your proxy card or Notice of Internet Availability of Proxy Materials. There is no physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. For additional information regarding procedures for attending the Annual Meeting, see “What do I need to do to participate in the Annual Meeting?” in the accompanying Proxy Statement.
Whether or not you will participate in the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone or by mailing a proxy card (if you have requested and received a printed copy of the proxy materials) or voting instruction form. We encourage you to use the internet, as it is the most cost-effective way to vote. Even if you have voted by internet, telephone or proxy card, you may still vote online if you participate in the virtual meeting. We would like to take this opportunity to remind you that your vote is very important.
Sincerely,

James V. Continenza
Executive Chairman and Chief Executive Officer
Eastman Kodak Company   |   343 State Street   |   Rochester, NY   |   14650

NOTICE OF THE 2026 ANNUAL MEETING OF SHAREHOLDERS

The 2026 Annual Meeting of Shareholders (Annual Meeting) of Eastman Kodak Company will be held on Wednesday, May 20, 2026 at 9:00 a.m. Eastern Time, virtually via a live webcast at meetnow.global/MTXJGWA. To attend the Annual Meeting, you will need your 15-digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials. For additional information regarding procedures for attending the Annual Meeting, see “What do I need to do to participate in the Annual Meeting?” in the accompanying Proxy Statement. We are asking our shareholders to vote on the following proposals at the Annual Meeting:

1.	Election of the seven director nominees named in the Proxy Statement for a term of one year or until their successors are duly elected and qualified.
2.	Advisory vote to approve the compensation of our named executive officers.
3.	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.
4.	Approval of the Third Amendment to the Amended and Restated 2013 Omnibus Incentive Plan.
5.	Ratification of the Audit and Finance Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm.
6.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2, 4 and 5, and ONE YEAR for Proposal 3.
If you held your shares at the close of business on March 23, 2026, you are entitled to vote at the Annual Meeting.
We follow the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to their shareholders over the internet. These rules allow us to provide you with the information you need while lowering the cost of delivery.
If you have any questions about the Annual Meeting, please contact: Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0235, (585) 724-4053, e-mail: shareholderservices@kodak.com.
By Order of the Board of Directors

Roger W. Byrd
General Counsel, Secretary and Senior Vice President
Eastman Kodak Company
April 9, 2026

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 20, 2026:
The Notice of the 2026 Annual Meeting and Proxy Statement and 2025 Annual Report on Form 10-K are available at
www.envisionreports.com/KODK

PROXY STATEMENT
QUESTIONS & ANSWERS
Q.	Why am I receiving these proxy materials?
A.
Our Board of Directors (the Board) is providing these proxy materials to you on the internet, or has delivered printed versions to you by mail if requested, in connection with the 2026 Annual Meeting of Shareholders (the Annual Meeting) of Eastman Kodak Company (the Company), which will take place on Wednesday, May 20, 2026 at 9:00 a.m. Eastern Time. We are holding the Annual Meeting virtually by means of a live webcast. By visiting meetnow.global/MTXJGWA, you will be able to attend the Annual Meeting online, vote your shares, and submit your questions during the meeting via the internet. There will not be a physical meeting location, and you will not be able to attend in-person. Please note that if you hold your shares in “street name” through a bank, broker or other nominee, you must contact your bank, broker or other nominee to obtain a legal proxy, and register in advance with Computershare to attend and vote at the Annual Meeting. Please see “How do I register to participate in the Annual Meeting?” below. As a shareholder, you are invited to attend the Annual Meeting online and are entitled and requested to vote on the proposals described in this Proxy Statement. We are making these proxy materials available to you on April 9, 2026.

Q.	What is included in these proxy materials?
A.	These proxy materials include:
•	Notice of the Annual Meeting and Proxy Statement; and
•	Our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 10-K”).
If you received printed versions of the proxy materials by mail, these proxy materials also include a proxy card.
Q.	What am I voting on?
A.
The Board is soliciting your proxy in connection with the Annual Meeting to be held on Wednesday, May 20, 2026 at 9:00 a.m. Eastern Time, and any adjournment or postponement thereof. You are voting on the following proposals:

1.	Election of the seven director nominees named in this Proxy Statement for a term of one year or until their successors are duly elected and qualified.
2.	Advisory vote to approve the compensation of our named executive officers.
3.	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.
4.	Approval of the Third Amendment to the Amended and Restated 2013 Omnibus Incentive Plan.
5.	Ratification of the Audit and Finance Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm.
The Board recommends you vote FOR each of the director nominees listed in Proposal 1, FOR Proposals 2, 4 and 5, and ONE YEAR for Proposal 3.
Q.	Will any other matters be voted on?
A.
We are not aware of any other matters that shareholders will be asked to vote on at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the named proxies, James V. Continenza and Roger W. Byrd, will vote for you on such matter in their discretion. New Jersey law (under which the Company is incorporated) requires you be given notice of all matters to be voted on, other than procedural matters such as adjournment of the Annual Meeting.

Q.	Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A.
We follow the SEC’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders over the internet. The “e-proxy” rules remove the requirement for public companies to automatically send shareholders a full, printed copy of proxy materials. We mailed the Notice of Internet Availability to many of our shareholders on April 9, 2026.

The Notice of Internet Availability provides instructions on how to:
•	View our proxy materials for the Annual Meeting on the internet and vote; and
•	Request a printed copy of the proxy materials.
In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of mailing documents to you.

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Q.	Why didn’t I receive a notice in the mail about the internet availability of the proxy materials?
A.
We are providing some of our shareholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice of Internet Availability.

In addition, we are providing the Notice of Internet Availability by e-mail to those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where the proxy materials are available.
Q.	Where can I view the proxy materials on the internet?
A.
We are making this Proxy Statement and voting instructions available to shareholders on April 9, 2026, at www.envisionreports.com/KODK. We are also making our 2025 10-K available at the same time and by the same method. The 2025 10-K is not a part of the proxy solicitation material and is not incorporated herein by reference.

Q.	How can I receive a printed copy of the proxy materials?
A.	Shareholder of Record. You may request a printed copy of the proxy materials by any of the following methods:
•	Telephone: call toll-free at 1-866-641-4276;
•	Internet at www.envisionreports.com/KODK; or
•
E-mail at investorvote@computershare.com. Reference “Proxy Materials Eastman Kodak Company” in the subject line. In the message, include your full name and address, provide the 15-digit control number located in the shaded bar on the Notice of Internet Availability/proxy card, and state that you want to receive a paper copy of current and/or future meeting materials.

To facilitate timely delivery, your request must be received by May 8, 2026.
Beneficial Owner. You may request a printed copy of the proxy materials by following the instructions provided to you by your bank, broker or other nominee.
Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A.
Most of our shareholders hold their shares in “street name” through a bank, broker or other nominee (beneficial owner) rather than directly in their own name (shareholder of record). As summarized below, there are some distinctions between shareholders of record and beneficial owners.

Shareholder of Record. If your shares are registered in your name with our transfer agent, Computershare, you are considered the shareholder of record of these shares, and we are making these proxy materials available directly to you. As a shareholder of record, you have the right to give your voting proxy to our management or a third party, or to vote electronically via the internet at the Annual Meeting.
Beneficial Owner. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, broker or nominee is making these proxy materials available to you together with a voting instruction form. As the beneficial owner, you have the right to direct your bank, broker or nominee on how to vote your shares. Your bank, broker or nominee has enclosed or provided voting instructions for you to use in directing the bank, broker or nominee on how to vote your shares. You are also invited to participate in the Annual Meeting; however; you may not attend the Annual Meeting as a shareholder unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares and register in advance with Computershare. For more information, see “How do I register to participate in the Annual Meeting?” below.
Q.	How do I vote?
A.	Shareholder of Record. If you are a shareholder of record, there are four ways to vote:
•	By internet at www.envisionreports.com/KODK. We encourage you to vote this way.
•	By touch tone telephone: within the U.S.A., U.S. territories and Canada, call toll-free at 1-800-652-VOTE (8683); or outside the U.S.A., U.S. territories and Canada, call collect at 1-781-575-2300.
•	By completing and mailing your proxy card (if you requested and received a printed copy of the proxy materials).
•	By using the electronic voting options included as part of the live webcast during the Annual Meeting at meetnow.global/MTXJGWA.
Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.
Beneficial Owner. If you are a beneficial owner, please follow the voting instructions sent to you by your bank, broker or nominee.
Whether you are a shareholder of record or a beneficial owner, your shares will be voted as you indicate.

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Q.	What happens if I do not give specific voting instructions?
A.	Shareholder of Record. If you are a shareholder of record and you:
•	Indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board; or
•	Sign and return a proxy card without giving specific voting instructions, then the named proxies, James V. Continenza and Roger W. Byrd, will vote your shares in the manner recommended by our Board (i.e., FOR each of the director nominees named in Proposal 1, FOR Proposals 2, 4 and 5 and ONE YEAR for Proposal 3) and in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner. If you do not provide your bank, broker or nominee with specific voting instructions, or if you do not obtain a legal proxy that gives you the right to vote the shares electronically via the internet at the Annual Meeting, your shares will not be voted or counted with respect to Proposals 1, 2, 3 and 4 which are non-routine proposals. Your bank, broker or nominee has discretionary authority to vote your uninstructed shares with respect to Proposal 5, which is a routine proposal. Uninstructed shares with respect to non-routine proposals (Proposals 1, 2, 3 and 4) for which your bank, broker or nominee does not have discretionary authority are known as “broker non-votes.”
Q.	Who can vote?
A.
You must be a shareholder of record or a beneficial owner as of the close of business on March 23, 2026, the record date for the Annual Meeting (Record Date), to be eligible to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Q.	How can I change my vote or revoke my proxy?
A.	Shareholder of Record. If you are a shareholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:
•	Entering a new vote by internet or telephone;
•	Returning a timely, properly completed, later-dated proxy card; or
•	Sending a timely, written notification of revocation to Roger W. Byrd, Secretary, at our principal executive office.
Shareholders who participate in the Annual Meeting and who have not voted their shares prior to the Annual Meeting or who wish to change their vote will be able to vote their shares electronically via the internet at the Annual Meeting while the polls are open. Attending the meeting without voting during the meeting will not, by itself, revoke a previously submitted proxy unless you specifically request your prior proxy be revoked. Only your latest, properly submitted vote will be counted.
Beneficial Owner. If you are a beneficial owner, please follow the voting instructions provided by your bank, broker or nominee.
Q.	What vote is required to approve each proposal?
A.	The following table describes the voting requirements for each proposal:

Proposal 1 – Election of Directors
As set forth in our Fourth Amended and Restated By-Laws, as amended (By-laws), the Board has adopted a majority voting standard for uncontested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the 2026 election of directors is an uncontested election.
To be elected in an uncontested election, a director nominee must be elected by a majority of the votes cast with respect to that director nominee. A majority of the votes cast means that the number of votes cast FOR a nominee’s election must exceed the number of votes cast AGAINST the nominee’s election. Each nominee receiving more votes FOR his or her election than votes AGAINST his or her election will be elected.

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Proposal 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers
To be approved, this proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting by holders entitled to vote thereon. However, because this is an advisory vote, the results of the vote are not binding on the Board or our Compensation, Nominating and Governance Committee who value the opinions expressed by our shareholders in their votes on this proposal. The outcome of the vote will be taken under advisement by the Board and the Compensation, Nominating and Governance Committee in future consideration and development of our compensation practices.

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers
The frequency that receives the most votes cast at the Annual Meeting by holders entitled to vote thereon will be approved on an advisory basis. However, because this is an advisory vote, the results of the vote are not binding on the Board or our Compensation, Nominating and Governance Committee who value the opinions expressed by our shareholders in their votes on this proposal. The outcome of the vote will be taken under advisement by the Board and the Compensation, Nominating and Governance Committee in future consideration and development of our compensation practices.

Proposal 4 – Approval of the Third Amendment to the Amended and Restated 2013 Omnibus Incentive Plan	To be approved, this proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting by holders entitled to vote thereon.
Proposal 5 – Ratification of the Audit and Finance Committee’s Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm	To be approved, this proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting by holders entitled to vote thereon.

Q.	How are votes counted?
A.
For Proposal 1, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. In tabulating the voting results for the election of directors, only votes “FOR” and “AGAINST” will impact the outcome of the vote. For Proposal 1, abstentions are not counted and will not impact the outcome of the vote. Broker non-votes are not counted and will not impact the outcome of the vote.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to Proposals 2, 4 and 5. In tabulating the voting results for these proposals, “FOR” and “AGAINST” votes are counted. For Proposals 2, 4 and 5, abstentions are not counted and will not impact the outcome of the vote. With respect to Proposals 2 and 4, broker non-votes are not counted and will not impact the outcome of the vote. A bank, broker or nominee will have discretionary authority to vote on Proposal 5 relating to the ratification of the selection of our independent registered public accounting firm. Since brokers have authority to vote on behalf of beneficial owners with respect to Proposal 5, there will be no broker non-votes for Proposal 5.
For Proposal 3, you are being asked to vote to set a one, two or three year interval between shareholder “say-on-pay” votes. The outcome of this vote will be determined by a plurality of the votes cast. This means that the frequency receiving the greatest number of votes will be deemed to have been selected by the shareholders. Abstentions and broker non-votes will not impact the outcome of the vote.
Q.	Who will count the vote?
A.	Computershare will count the votes. A representative from Computershare will serve as the inspector of election.
Q.	Who can attend the virtual Annual Meeting?
A.
If you held your shares as of the close of business on the Record Date, you may attend the virtual Annual Meeting and electronically vote on the proposals for consideration at the Annual Meeting. Beneficial owners holding shares in “street name” must register in advance to participate in the Annual Meeting. See “How do I register to participate in the Annual Meeting?” below.

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Q.	What do I need to do to participate in the Annual Meeting?
A.
We will conduct the Annual Meeting as a virtual meeting of shareholders by means of a live webcast. We aim to provide shareholders the same rights and comparable opportunities for participation that have been historically provided at our in-person annual meetings.

You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held, and you will not be able to attend the Annual Meeting in person.
Shareholders will be able to attend the Annual Meeting online and submit questions during the meeting by visiting meetnow.global/MTXJGWA. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to review the information included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. You will need to enter the 15-digit control number on your proxy card or Notice of Internet Availability.
If you are a Beneficial Owner, you must register in advance using the instructions below.
The online Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check-in process. Please follow the registration instructions as outlined in this Proxy Statement.
Q.	How do I register to participate in the Annual Meeting?
A.
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the Notice of Internet Availability or proxy card you received.

If you are a Beneficial Owner holding your shares through an intermediary, such as a bank, broker or other nominee, you must obtain a legal proxy from your bank, broker or nominee and register in advance to attend the Annual Meeting virtually on the internet. To register to attend the Annual Meeting online by webcast you must submit proof of your legal proxy obtained from your bank, broker or other nominee, reflecting your Kodak holdings along with your name and e-mail address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 15, 2026.
You will receive a confirmation of your registration by e-mail after Computershare receives your registration materials.
Requests for registration should be directed to the following:
By e-mail:
Forward the e-mail from your bank, broker or other nominee or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail:
Computershare
Eastman Kodak Company Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Q.	How can I ask questions during the Annual Meeting?
A.
Shareholders participating in the Annual Meeting may, after entering the 15-digit control number on your proxy card or Notice of Internet Availability, submit questions during the Annual Meeting. We will answer questions submitted during the Annual Meeting that are pertinent to meeting matters and that comply with the meeting rules of conduct, as time permits.

Q.	What if I have trouble accessing the Annual Meeting virtually?
A.
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Local 1-888-724-2416 or International +1-781-575-2748.

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Q.	What is the quorum requirement of the Annual Meeting?
A.
The holders of shares entitled to cast a majority of the votes on the Record Date will constitute a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. On the Record Date, there were 97,608,566 shares of our common stock outstanding. Accordingly, holders entitled to cast 48,804,284 votes will constitute a quorum for the Annual Meeting.

Q.	Where can I find the voting results of the Annual Meeting?
A.
We intend to announce preliminary voting results at the Annual Meeting and disclose final results in a Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final results are not available at such time, the Form 8-K will disclose preliminary results to be followed by an amended Form 8-K when final results are available.

Q.	What is the procedure to nominate someone to the Board in 2027?
A.
Our By-laws provide that any shareholder can nominate a person for election to the Board so long as the shareholder follows the procedure outlined in our By-laws as summarized below. This is the procedure to be followed for direct nominations, as opposed to recommendations of nominees for consideration by our Compensation, Nominating and Governance Committee. The complete description of the procedure for shareholder nominations of director candidates is contained in our By-laws. You can request a copy of the full text of this By-law provision by writing to our Secretary at our principal executive offices. Our By-laws can also be accessed at https://investor.kodak.com/corporate-governance/supporting-documents.

For purposes of summarizing this procedure, we have assumed: 1) the date of the upcoming annual meeting is within 30 days of the anniversary of the annual meeting for the previous year and 2) if the size of the Board is to be increased, that both the name of the director nominee and the size of the increased Board are publicly disclosed at least 100 days prior to the first anniversary of the previous year’s annual meeting. Based on these assumptions, a shareholder desiring to nominate one or more candidates for election at the next annual meeting must deliver written notice of such nomination to our Secretary, at our principal executive office, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The deadline to nominate a person for election to the Board at the Annual Meeting has passed. For our 2027 Annual Meeting of Shareholders (the 2027 Annual Meeting), notice of nomination must be delivered to our Secretary no earlier than January 20, 2027 and no later than February 19, 2027.
The written notice to our Secretary must contain the following information with respect to each nominee: 1) the proposing shareholder’s name and address; 2) the number of shares owned of record and beneficially by the proposing shareholder; 3) the name of the person to be nominated; 4) the number of shares owned of record and beneficially by the nominee; 5) a description of all relationships, arrangements and understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; 6) such other information regarding the nominee as would have been required to be included in the proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board, such as the nominee’s name, age and business experience; and 7) the nominee’s signed consent to serve as a director if so elected.
Persons nominated in accordance with this procedure will be eligible for election as directors at the 2027 Annual Meeting.
In addition to satisfying the advance notice requirements under our By-laws and Rule 14a-8 of the Securities Exchange Act of 1934, as amended (Exchange Act), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.
Q.	What is the deadline to propose actions for inclusion in our 2027 Proxy Statement?
A.
For a shareholder proposal to be considered for inclusion in our proxy statement for the 2027 Annual Meeting, the Secretary must receive the written proposal at our principal executive office no later than the close of business on December 10, 2026. Proposals received after this date will be considered untimely. Proposals must comply with SEC regulations under Rule 14a-8 of the Exchange Act, regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to our principal executive office:

Secretary
Eastman Kodak Company
343 State Street
Rochester, NY 14650-0224

6

Q.	What is the deadline to propose actions for consideration at the 2027 Annual Meeting?
A.
For a shareholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the shareholder must provide the information required by our By-laws and give timely notice to the Secretary in accordance with our By-laws, which, in general, require that the notice be received by the Secretary:

•	No earlier than the close of business on January 20, 2027; and
•	No later than the close of business on February 19, 2027.
If the date of the shareholder meeting is moved more than 30 days before or 30 days after the anniversary of the 2026 Annual Meeting, then notice of a shareholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the anniversary of the 2026 Annual Meeting and no later than the close of business on the later of the following two dates:
•	90 days prior to the meeting; and
•	10 days after public announcement of the meeting date.
You may contact our Secretary at our principal executive office for a copy of the relevant By-law provisions regarding the requirements for shareholder proposals. Our By-laws can also be accessed at https://investor.kodak.com/corporate-governance/supporting-documents.
Q.	Who will pay the cost of this proxy solicitation?
A.
We will bear all costs related to this proxy solicitation. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of shares for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to such beneficial owners. Our directors, officers and employees may also solicit proxies and voting instructions in person, by telephone or by other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with these solicitations.

Q.	What other information about us is available?
A.	The following information is available on our website at https://investor.kodak.com/corporate-governance/supporting-documents:
•	Corporate Responsibility Principles
•	Corporate Governance Guidelines
•	Business Conduct Guide
•	Eastman Kodak Company Certificate of Incorporation and By-laws
•	Charters of the Board’s Committees (Audit and Finance Committee and Compensation, Nominating and Governance Committee)
•	Directors’ Code of Conduct
•	Compensation Recoupment (Clawback) Policy
•	Policy on Insider Trading
•	Majority Vote Policy: Voting for Directors in Uncontested Elections
•	Related Party Transactions Policy and Procedures
•	Compensation, Nominating and Governance Committee Policy on Equity Awards
•	Corporate Political Contributions and Expenditures Policy
You may request printed copies of any of these documents by contacting:
Shareholder Services
Eastman Kodak Company
343 State Street
Rochester, NY 14650-0235
(585) 724-4053
E-mail: shareholderservices@kodak.com
The address of our principal executive office is:
Eastman Kodak Company
343 State Street
Rochester, NY 14650

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HOUSEHOLDING OF DISCLOSURE DOCUMENTS
We are sending a Notice of Internet Availability or set of proxy materials to each shareholder of record. This year, we have elected not to take advantage of the SEC’s householding rules that allow us to deliver a single set of the Notice of Internet Availability or proxy materials to shareholders of record who share the same address. If you are a beneficial owner, your bank, broker or other nominee may continue to send a single set of the Notice of Internet Availability or proxy materials to your household. Please contact your bank, broker or other nominee if you wish to adjust your preferences regarding the delivery of the Notice of Internet Availability or proxy materials.
PRINTED COPY OF 2025 ANNUAL REPORT ON FORM 10-K
Our 2025 10-K is available on our website at https://investor.kodak.com/financials.cfm. We will provide you, without charge, upon request, a printed copy of our 2025 10-K. To receive a printed copy of the 2025 Form 10-K, please contact:
Shareholder Services
Eastman Kodak Company
343 State Street
Rochester, NY 14650-0235
(585) 724-4053
E-mail: shareholderservices@kodak.com

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PROPOSAL 1
PROPOSAL 1 – ELECTION OF DIRECTORS
Our By-laws require us to have at least five but no more than 13 directors. The number of directors, which is set by the Board, is currently seven. Mr. Continenza, our Executive Chairman and Chief Executive Officer, is the only director who is an employee of the Company.
The following directors are standing for re-election, having been elected at the 2025 Annual Meeting of Shareholders (2025 Annual Meeting), and have been recommended for nomination by the Compensation, Nominating and Governance Committee: David P. Bovenzi, James V. Continenza, Philippe D. Katz, Kathleen B. Lynch, Jason New, Darren L. Richman and Michael E. Sileck, Jr. All nominees have consented to serve if elected.
Mr. Richman has served on the Board since April 2021 and is a designee of Kennedy Lewis Investment Management LLC (KLIM). In connection with debt financing we obtained from Kennedy Lewis Capital Partners Master Fund LP (KLIM Fund I) and Kennedy Lewis Capital Partners Master Fund II LP (KLIM Fund II and, collectively with KLIM Fund I, the KLIM Lenders) pursuant to the Credit Agreement among the Company, the KLIM Lenders, as lenders, and Alter Domus (US) LLC, as administrative agent (the Term Loan Credit Agreement), we agreed to appoint an individual designated by KLIM as a Board member at or prior to the 2021 Annual Meeting of Shareholders. On March 11, 2026, in connection with the amendment to certain terms of the Series B Certificate of Designations, we entered into an amendment to the Amended and Restated Term Loan Credit Agreement and amended the terms of KLIM’s director nomination right under the KLIM Board Rights Agreement (the Amended KLIM Board Rights Agreement). Under the Amended KLIM Board Rights Agreement, KLIM’s board nomination right will continue for so long as KLIM holds at least $200 million of the term loans outstanding under the Amended and Restated Term Loan Credit Agreement or 50% of the Series B Preferred Stock (including any shares of common stock issued upon conversion of the Series B Preferred Stock). For more information on the Amended and Restated Term Loan Credit Agreement and the Amended KLIM Board Rights Agreement see Note 8 and Note 29, respectively, to our Consolidated Financial Statements in the 2025 10-K.
Mr. Bovenzi has served on the Board since August 2023 and is a designee of GO EK Ventures IV, LLC (GO EK Ventures). Mr. Bovenzi was initially appointed to the Board on August 23, 2023 pursuant to the terms of the Series C Preferred Stock Purchase Agreement (the Series C Purchase Agreement) dated as of February 26, 2021, between the Company and GO EK Ventures, whereby GO EK Ventures had the contractual right to nominate one director to the Board. On August 8, 2025, we entered into a Series C Preferred Stock Exchange Agreement with GO EK Ventures (the Series C Exchange Agreement) pursuant to which GO EK Ventures agreed to exchange (the Series C Preferred Stock Exchange) shares of the Company’s Series C Preferred Stock held by GO EK Ventures (the Series C Exchange Shares), which represented all of the outstanding shares of the Company’s Series C Preferred Stock, for shares of our common stock. Under the Series C Exchange Agreement, we also agreed to nominate an individual designated by GO EK Ventures for election to the Board for so long as GO EK Ventures holds at least 10% of our outstanding shares of common stock. These nomination rights are exclusive to GO EK Ventures, do not transfer, and will automatically terminate upon GO EK Ventures ceasing to directly or indirectly hold at least 10% of our outstanding shares of common stock, at which time any such director designee serving on the Board must tender their resignation to the Board.
If elected, all of the nominees for director will serve a one-year term or until their successors are duly elected and qualified. Information about the director nominees is provided in the section entitled “Board of Directors and Corporate Governance” in this Proxy Statement. If a nominee is unable to stand for election, the Board may reduce the number of directors or choose a substitute. If the Board chooses a substitute, the shares represented by proxies will be voted for the substitute. If a director retires, resigns, dies or is unable to serve for any reason, the Board may reduce the number of directors or elect a new director to fill the vacancy.
Director nominees are elected by a majority of votes cast. Each director nominee who receives more “FOR” than “AGAINST” votes cast for his or her election will be elected. If a director nominee receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, the Board will decide whether to accept the irrevocable letter of resignation the nominee submitted as a condition of being nominated to the Board in accordance with our Majority Vote Policy.
The Board of Directors recommends a vote FOR the election of each of the director nominees.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
DIRECTOR NOMINEES
The Compensation, Nominating and Governance Committee and the Board seek to ensure the Board is composed of members who bring an appropriate mix of skills and experience across a variety of disciplines, including strategic planning, organizational management, technology, corporate finance, mergers and acquisitions, marketing, digital technologies, public policy, economics, executive compensation, risk management, international operations, corporate governance and internal controls, each of which is an important area of responsibility for the Board and its committees.
The Board and the Compensation, Nominating and Governance Committee believe each of the director nominees possesses important experience and skills that provide the Board with an optimal balance of leadership, competencies and qualifications in areas that are important to our company. Each of our director nominees has high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his or her skills and abilities to aid the long-term interests of our shareholders.
In addition to the biographical information in each director nominee’s profile below, the Board and the Compensation, Nominating and Governance Committee considered the listed Key Experience, Skills and other Qualifications in its evaluation and determination to nominate each director for election or re-election.

JAMES V. CONTINENZA	Director since April 2013, Chairman since September 2013, Executive Chairman since February 2019, and Chief Executive Officer since July 2020
James V. Continenza, age 63, leads the transformation of Kodak as Executive Chairman and Chief Executive Officer. He was appointed by the Board as Executive Chairman in February 2019 and as Chief Executive Officer in July 2020. Mr. Continenza joined the Board of Kodak in April 2013 and became Chairman of the Board in September 2013. Mr. Continenza served as the Chairman and Chief Executive Officer of Vivial Inc., a privately held marketing technology and communications company from September 2012 through June 2021, and served as Chairman and Chief Executive Officer of Vivial Media LLC, a portion of Vivial Inc. remaining after a partial sale, from June 2021 to January 2022.

In addition to his management experience, Mr. Continenza serves and has served on the boards of directors of a number of public and private companies. Mr. Continenza served on the board of directors of NII Holdings, Inc. (Nasdaq: NIHD), the holding company for Nextel Brazil, a wireless communication services provider, from August 2015 to August 2019.

Previously, Mr. Continenza also served on the boards of directors of Datasite LLC (formerly known as Merrill Corporation) from July 2013 to December 2020 and Cenveo Corporation, an industry leader in transformative publishing solutions, from September 2018 to September 2022.

Key Experience, Skills and other Qualifications:
Mr. Continenza brings a proven track record of guiding leading technology companies through transformations. Mr. Continenza has extensive experience in the management and governance of a wide range of companies, including technology companies, with a particular focus on companies that have undergone significant corporate restructuring. He brings to the Board valuable expertise in technology, marketing, operations, strategic planning, mergers and acquisitions, executive compensation and international operations management. In addition, Mr. Continenza brings corporate governance and risk management expertise to the Board through his past and current executive positions and service as a board member of diverse companies.

DAVID P. BOVENZI	Director since August 2023
David P. Bovenzi, age 54, serves as Chief Investment Officer of Grand Oaks Capital, a private investment firm, having served in that position since November 2016. Prior to joining Grand Oaks Capital, Mr. Bovenzi served as Managing Director and Portfolio Manager at U.S. Trust and its successor, Bank of America Private Bank, a subsidiary of Bank of America, structuring investment portfolios for high-net-worth individuals and managing teams of investment professionals across the Northeast. Mr. Bovenzi also serves on the boards of directors of a number of private portfolio companies, serves on the investment committee of the George Eastman Museum and serves as the chairman of the investment committee of McQuaid Jesuit High School.

Key Experience, Skills and other Qualifications:
Mr. Bovenzi has substantial experience in investment strategy and management skills. Mr. Bovenzi brings to the Board knowledge of capital markets, risk management, mergers and acquisitions, strategic planning, economics and corporate finance, all of which are considered important to our business.

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PHILIPPE D. KATZ	Director since February 2019
Philippe D. Katz, age 64, has been a partner of the private investment firm United Equities Commodities Company since February 1995. Mr. Katz has been a director and officer of Momar Corp., a private investment firm, since May 2010, a partner of Marneu Holding Company, a privately held investment company, since February 2007, and a director and officer of 111 John Realty Corp., a property management company, since December 1995. In addition, Mr. Katz is a managing member of K.F. Investors LLC, a privately held investment company, a position he has held since March 2007. Mr. Katz has served on the board of directors of Berkshire Bancorp, Inc. since June 2013. Mr. Katz served as an observer to our Board from September 2013 to February 2019.

Key Experience, Skills and other Qualifications:
Mr. Katz has extensive experience in investing, finance and corporate strategy. Mr. Katz brings to the Board knowledge of capital markets, risk management and corporate finance, all of which are considered important to our business.

KATHLEEN B. LYNCH	Director since May 2021
Kathleen B. Lynch, age 60, served as the Chief Operating Officer and Group Managing Director of UBS Wealth Management Americas and UBS Americas Holding LLC, an intermediate holding company for the U.S. based subsidiaries of UBS Group AG, a global wealth manager and financial services firm, from February 2013 until May 2018. Prior to that she served twenty-five years at Merrill Lynch/Bank of America in a variety of leadership positions in global markets and investment banking and global research. Ms. Lynch has served on the board of directors of UBS Americas Holding LLC since July 2016, where she serves on the audit & finance committee, cyber technology forum committee and governance, oversight and sustainability committee. Ms. Lynch has served on the board of directors of Millrose Properties, Inc. (NYSE: MRP) since February 2025, where she serves on the audit committee and compensation committee. From April 2017 until March 2022, Ms. Lynch served on the board of directors of Depository Trust & Clearing Corporation, the premier post-trade market infrastructure for the world’s financial markets.

Key Experience, Skills and other Qualifications:
In addition to governance and board service as a skill set, Ms. Lynch brings to the Board extensive skills, leadership and deep expertise in strategy execution and development, risk and talent management and regulatory matters. Her leadership experience is across a diverse set of businesses including wealth management, operations, technology and global markets. She has held global, regional, and business responsibilities throughout her career, overseeing major transformation initiatives, business integration efforts and implementation of digital strategy and platforms. She brings a strong focus on the full spectrum of risk types in crisis management.

JASON NEW	Director since September 2013
Jason New, age 57, is a Vice Chairman of Investment Banking at Lazard Inc., having joined the firm in January 2024. Prior to joining Lazard, Mr. New was the Co-Founder and Managing Partner of NovaWulf Digital Management, LP, an investment fund formed in 2021. Previously, Mr. New served as CEO of Onex Credit, the credit investing arm of Onex Corporation (Onex) from April 2020 to December 2021. Prior to joining Onex, Mr. New was a Senior Managing Director of The Blackstone Group L.P., a global investment and advisory firm, and the Head of Special Situation Investing for GSO Capital Partners LP (GSO), a credit-oriented alternative asset manager, having served in such positions from 2005 until December 2019. Before joining GSO in 2005, Mr. New was a senior member of Credit Suisse’s distressed finance group. Mr. New joined Credit Suisse in 2000 when it acquired Donaldson, Lufkin & Jenrette (DLJ), where he was a member of DLJ’s restructuring group. Prior to joining DLJ in 1999, he was an associate with the law firm Sidley Austin LLP, where he practiced in the firm’s corporate reorganization group.

Mr. New has served on the board of directors of several private and public companies, including the board of directors of ETHZilla Corporation (Nasdaq:ETHZ), an Ethereum-focused digital asset company, since October 2025. Mr. New previously served on the board of directors of TeraWulf Inc. (Nasdaq: WULF), a digital asset technology company with a core business of sustainable bitcoin mining, from November 2021 to December 2023.

Key Experience, Skills and other Qualifications:
Mr. New has significant expertise in investment strategies and opportunities, with a particular focus on companies that have experienced distressed economic conditions or are in various stages of restructuring. He brings to the Board skills in developing creative financial solutions and strategies, which are critical to our ability to sustain growth and profitability as a manufacturing company in a competitive environment. Mr. New is highly experienced in complex financial and investment transactions. He also has a legal background, which is useful in the governance and risk management issues facing our company.

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DARREN L. RICHMAN	Director since April 2021
Darren L. Richman, age 53, is the Co-Founder and a Managing Member of Kennedy Lewis Investment Management LLC (KLIM), an investment adviser, and a Managing Member of funds managed by KLIM, having served in those positions since November 2017. Mr. Richman serves as the Chief Executive Officer and President of Millrose Properties, Inc. (NYSE: MRP), having served in those positions since February 2025. Mr. Richman was a Senior Managing Director with Blackstone from 2006 to 2016 where he focused on special situation and opportunistic investments, and he sat on the Investment Committee for GSO Capital Partner’s opportunistic credit funds and special situation funds. Before joining GSO Capital Partners, Mr. Richman was a Founding Member of DiMaio Ahmad Capital, where he was the Co-Head of its Investment Research Team, from 2003 to 2006. Previously, Mr. Richman was a Vice President and Senior Special Situations Analyst at Goldman Sachs, from 1999 to 2003. Mr. Richman began his career with Deloitte & Touche, ultimately serving as a Manager in the firm’s Mergers and Acquisitions Services Group, from 1994 to 1999. He was formerly a Certified Public Accountant and a Member of the American Institute of Certified Public Accountants.

Mr. Richman has also served on the boards of directors of several public and private companies and not-for-profit organizations. From October 2020 through November 2022, Mr. Richman served on the board of directors of F45 Training Holdings Inc. (NYSE:FXLV), a fitness franchisor focused on creating a leading global fitness training and lifestyle brand. Mr. Richman also currently serves on the board of directors of Outward Bound USA, and on the executive board of directors of the New York University Stern School of Business.

Key Experience, Skills and other Qualifications:
Mr. Richman brings to the Board valuable financial, accounting and investment experience. In particular, the Board values Mr. Richman’s knowledge, expertise and experience with respect to special situation and opportunistic investments.

MICHAEL E. SILECK, JR.	Director since May 2021
Michael E. Sileck, Jr., age 65, has served as the President and owner of SeaAgri Solutions, LLC, a global manufacturer and distributor of proprietary ocean minerals for the agricultural and human consumption markets since March 2020. Mr. Sileck was the Chief Operating Officer and Chief Financial Officer of World Wrestling Entertainment, Inc. (NYSE: WWE) from June 2005 to December 2008 and previously served as the Chief Financial Officer of Monster Worldwide, Inc. from March 2002 to March 2005 and Senior Vice President and Chief Financial Officer of USA Networks, Inc. (predecessor to InterActiveCorp) from September 1999 to February 2002.

Mr. Sileck has served on the boards of directors of numerous public and private companies.
Key Experience, Skills and other Qualifications:
Mr. Sileck brings to the Board expertise in value creation, strategic transformation, and financial and operational leadership. Mr. Sileck is an operationally oriented executive with extensive C-suite experience within large public and smaller private companies. Mr. Sileck brings to the Board over 20 years of financial and operational leadership experience.

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DIRECTOR INDEPENDENCE
The Board has determined that each of the following directors has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent under our Director Independence Standards and the independence standards of the New York Stock Exchange (NYSE): David P. Bovenzi, Philippe D. Katz, Kathleen B. Lynch, Jason New, Darren L. Richman, and Michael E. Sileck, Jr. In determining the independence of the non-management directors, the Board considered the relationships of Mr. Katz, as an affiliate of entities that are beneficial owners of our common stock, the relationship of Mr. Richman described in “Certain Relationships and Related Transactions”, and the relationship between Mr. Bovenzi and GO EK Ventures, and determined that these relationships do not preclude independence from management.
The Board has adopted Director Independence Standards for use in determining whether a director is independent. The Director Independence Standards are consistent with NYSE independence standards. The Board also uses the NYSE independence standards in determining whether members of specific committees are independent. The Director Independence Standards are part of our Corporate Governance Guidelines, which are posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
BOARD LEADERSHIP STRUCTURE
The Board recognizes that one of its key responsibilities is to determine the most appropriate leadership structure for our company and to provide independent oversight of management. James V. Continenza serves as our Executive Chairman and Chief Executive Officer. The Board believes it is appropriate to have the same person perform the roles of Chairman and Chief Executive Officer in order to best oversee our company and management and provide a unified structure ensuring strong and consistent leadership. The Company does not have a lead independent director. Instead, in accordance with NYSE listing standards and our Corporate Governance Guidelines, our independent directors are required to meet in executive session without management and, at each such session, an independent director chosen by the independent directors will preside at such executive session.
COMMITTEES OF THE BOARD
The Board has two standing committees: the Audit and Finance Committee and the Compensation, Nominating and Governance Committee. We describe below the composition and functions of each of our standing committees.
Board Committee Membership

Director Name	Audit and Finance Committee	Compensation, Nominating and Governance Committee
David P. Bovenzi		Member
Philippe D. Katz		Chair
Kathleen B. Lynch	Chair
Jason New		Member
Darren L. Richman	Member
Michael E. Sileck, Jr.	Member
Total Meetings in 2025	6	3

Audit and Finance Committee
The current members of the Audit and Finance Committee are Ms. Lynch (Chair) and Messrs. Richman and Sileck. The Audit and Finance Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that all members of the Audit and Finance Committee are independent and financially literate under NYSE listing standards. The Board has also determined that Mr. Sileck possesses the qualifications of an “audit committee financial expert,” as defined by SEC rules.
The Audit and Finance Committee assists the Board in overseeing and making recommendations to the Board on such matters as: the integrity of our financial statements; our compliance with legal and regulatory requirements; our independent registered public accounting firm’s selection, compensation, retention, performance and evaluation, including assessing the firm’s

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qualifications and independence; our systems of disclosure controls and procedures and internal controls over financial reporting; and the performance of our internal audit function. The Audit and Finance Committee charter is posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
Compensation, Nominating and Governance Committee
The current members of the Compensation, Nominating and Governance Committee are Messrs. Bovenzi, Katz (Chair) and New, each of whom the Board has determined is independent under NYSE listing standards. The Compensation, Nominating and Governance Committee is responsible for the dual roles of overseeing (i) our corporate governance matters and the nomination of director candidates to the board of directors and (ii) our compensation program and responsibilities. The Compensation, Nominating and Governance Committee charter is posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
With respect to its compensation functions, the Compensation, Nominating and Governance Committee assists the Board in fulfilling its responsibilities in connection with the compensation of our Chief Executive Officer and Section 16 Executive Officers as defined under Section 16 of the Exchange Act (a Section 16 Executive Officer), including our named executive officers. The Compensation, Nominating and Governance Committee also reviews and makes recommendations to the Board from time to time regarding compensation of directors.
The Compensation, Nominating and Governance Committee may engage compensation consultants at the Company’s expense. In 2025, the Compensation, Nominating and Governance Committee engaged Lyons, Benenson & Company, Inc. to provide the Committee with guidance regarding the compensation of the Company’s executive officers.
In accordance with its charter, the Compensation, Nominating and Governance Committee may delegate authority to one or more subcommittees or management as it deems fit. The Compensation, Nominating and Governance Committee has delegated limited authority to our Vice President, Human Resources to assist in the administration of executive compensation and equity-based compensation plans. Except as a plan may otherwise provide, the Compensation, Nominating and Governance Committee has authorized the Vice President, Human Resources to amend any executive compensation or equity-based compensation plan in which our named executive officers participate, other than to materially increase the benefits accruing to a participant under the plan, increase the number of shares available for issuance under the plan or substantially modify the requirements as to eligibility for participation under the plans. In addition, the Vice President, Human Resources is authorized to amend any award agreement and related documents under the plans, other than to increase the benefits accruing to a participant.
Mr. Continenza, the Executive Chairman and Chief Executive Officer, attends meetings of the Compensation, Nominating and Governance Committee and provides input regarding the compensation of the other executive officers. Mr. Continenza is not present during Compensation, Nominating and Governance Committee deliberations or voting regarding his compensation.
With respect to its governance and nominating functions, some of the primary duties of the Compensation, Nominating and Governance Committee are to oversee our corporate governance structure, which includes the development of our Corporate Governance Guidelines, recommend individuals to the Board for nomination as members of the Board and its committees, determine director independence, lead the Board in its periodic review of Board performance and review “Interested Transactions” in accordance with our Related Party Transactions Policy and Procedures.
CORPORATE GOVERNANCE OVERVIEW
Ethical business conduct and good corporate governance are well-established practices at our Company. We practice good corporate governance and believe it to be a prerequisite to delivering sustained, long-term value to our shareholders. We monitor developments in the area of corporate governance to maintain and implement sound practices. Strong corporate governance is an important goal of our Board.
Our Corporate Governance Guidelines reflect the principles by which our Board operates. From time to time, the Board reviews and revises our Corporate Governance Guidelines in response to regulatory requirements and evolving market practices. Our Corporate Governance Guidelines are posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.

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BUSINESS CONDUCT GUIDE AND DIRECTORS’ CODE OF CONDUCT
Our reputation and our brand have been built by more than a century of ethical business conduct. All of our employees, including the Executive Chairman and Chief Executive Officer, the Chief Financial Officer, the Controller, all other senior financial officers and all other Section 16 Executive Officers, are required to comply with our code of conduct, the “Business Conduct Guide.” We also have a Directors’ Code of Conduct. Our Business Conduct Guide and our Directors’ Code of Conduct are posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
GOVERNANCE PRACTICES
Meeting Attendance
Our Board has a Director Attendance Policy that is part of our Corporate Governance Guidelines, which is posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents. Under this policy, all of our directors are strongly encouraged to attend all Board meetings and our annual meeting of shareholders. In 2025, the Board held a total of seven meetings. Each director attended more than 75% of the meetings of the Board and committees of the Board on which the director served. All of our directors attended the annual meeting of shareholders held on May 21, 2025.
Executive Sessions
Each executive session of our non-management directors is chaired by an independent director, chosen by the independent directors to preside at such executive session.
Communications with Our Board
Shareholders and interested parties who wish to communicate with the Board, the independent directors as a group or an individual director, may send an e-mail to our Executive Chairman at chairman@kodak.com or may send a letter to our Executive Chairman or to the independent director(s) c/o Secretary, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0224. Communications received will be forwarded to the Board, the independent directors as a group or the individual director as directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Executive Chairman and the directors have authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
Consideration of Director Candidates
The Compensation, Nominating and Governance Committee will consider nominations for director candidates recommended by its members, other Board members, management, shareholders and the search firms as it may retain. The Compensation, Nominating and Governance Committee reviews all potential candidates under our Director Selection Process and Qualification Standards described below.
Shareholders wishing to recommend candidates for consideration by the Board may do so by providing the following information, in writing, to the Compensation, Nominating and Governance Committee of the Board, c/o Secretary, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0224: 1) the name, address and telephone number of the shareholder making the request; 2) the number of shares owned, and, if such person is not a shareholder of record or if such shares are held by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; 3) the full name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; 4) a signed acknowledgement by the individual being recommended that he or she has consented to: a) serve as director if elected and b) the Company undertaking an inquiry into that individual’s background, experience and qualifications; 5) the disclosure of any relationship of the individual being recommended with the Company, whether direct or indirect; and 6) if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at the next annual meeting of shareholders (or a statement to the effect that no material interest is known to such shareholder).
Director Selection Process and Qualification Standards
The Compensation, Nominating and Governance Committee is responsible for identifying, screening and recommending candidates for Board membership. When reviewing a potential candidate for the Board, the Compensation, Nominating and Governance Committee looks to whether the candidate possesses the necessary qualifications to serve as a director. To assist it in these determinations, the Compensation, Nominating and Governance Committee has adopted Director Qualification Standards and a Director Selection Process, which are posted as part of our Corporate Governance Guidelines on our website at https://investor.kodak.com/corporate-governance/supporting-documents.

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The Director Qualification Standards specify that, in addition to any other factors described in the Company’s Corporate Governance Guidelines, the Board should at a minimum consider the following factors, as more fully described in our Director Qualification Standards, in the nomination or appointment of members of the Board: integrity, reputation, judgment, knowledge, experience, maturity, commitment, skills, track record, diversity of skills and background, age, independence and ownership stake. The Compensation, Nominating and Governance Committee, in accordance with its Director Selection Process, will then consider the candidate’s qualifications in light of the needs of the Board and our Company at that time, given the then-current mix of director attributes and the Board’s projected strengths and future needs. Based on the Compensation, Nominating and Governance Committee’s results of the assessment of Board needs, they may develop a target candidate profile. As provided in our Corporate Governance Guidelines, the Compensation, Nominating and Governance Committee seeks to create a multi-disciplinary Board that, as a whole, is strong in both its knowledge and experience. The Compensation, Nominating and Governance Committee may use the services of a third-party executive search firm, as well as the personal network of the Board and senior management, and may consider any previously recommended nominees when identifying and evaluating possible nominees for director. A list of preferred candidates is developed and presented to the full Board, including the Executive Chairman, for review and input. Interest on the part of the potential candidate is gauged and an interview and reference check are performed. The full Board makes a determination with respect to the candidate. Candidates that are successfully elected to the Board participate in orientation sessions to familiarize them with our business. The Board has a mandatory retirement age of 72, unless an extension is approved by the Board, but in no event above age 75; however, this requirement does not apply to candidates nominated pursuant to contractual nomination rights.
Although the Compensation, Nominating and Governance Committee does not have a formal policy regarding the consideration of diversity in the selection of candidates, our Director Qualification Standards provide that the Board should be a body comprised of members with diverse skills and backgrounds, which is one of many factors the Compensation, Nominating and Governance Committee considers when evaluating possible nominees. The Director Qualifications Standards confirm that the Company’s policy of non-discrimination based on race, color, religion, sex, sexual orientation, gender, gender identity, gender expression, national origin or other characteristics protected by applicable law applies in the selection of Directors.
Strategic Role of the Board
The Board plays a key role in developing, reviewing and overseeing the execution of our business strategy. The Board receives progress reports from management throughout the year on the implementation of the strategic plan, including business segment performance and strategy reviews for each of our key businesses, product line reviews and presentations regarding research and development initiatives and growth.
Succession Planning
The entire Board is responsible for reviewing our succession plans for our Executive Chairman and Chief Executive Officer and other key senior management positions and for overseeing our activities in the areas of leadership and executive development. To assist the Board, management periodically reports to the Board on succession planning to ensure that it is a continuous and ongoing effort.
Majority Voting for Directors
Our By-laws provide for majority voting in uncontested director elections.
We also maintain a Majority Vote Policy that requires a director nominee, in connection with his or her nomination to the Board, to submit a resignation letter in which the director nominee irrevocably elects to resign if he or she fails to receive the required majority vote in the next election and the Board accepts the resignation. The policy requires the Board to nominate for election or re-election as a director only those candidates who agree to execute such a letter upon his or her nomination. The Majority Vote Policy is posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
If a director nominee fails to receive a majority vote in an uncontested election, the Majority Vote Policy provides that the Compensation, Nominating and Governance Committee will consider the resignation letter and recommend to the Board whether to accept it. The Compensation, Nominating and Governance Committee, in making its recommendation to the Board, and the Board, in reaching its decision, may consider relevant factors, including any stated reason why shareholders voted against the election of the director, the director’s qualifications, the director’s past and expected future contributions to us, the overall composition of the Board and whether accepting the resignation letter would cause us to fail to comply with any applicable rule, such as the NYSE’s listing standards.

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The policy provides the Board will act on the Compensation, Nominating and Governance Committee’s recommendation and publicly disclose its decision whether to accept the director’s letter of resignation within 90 days following the certification of the shareholder vote. If the letter of resignation is not accepted by the Board within this 90-day period, the resignation will not be effective until the next annual meeting.
All seven director nominees standing for election at the Annual Meeting have submitted an irrevocable letter of resignation as a condition of nomination pursuant to the Majority Vote Policy.
Restrictions on Hedging and Pledging
Our Policy on Insider Trading prohibits our directors and executive officers from engaging, directly or indirectly, in any transactions that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of our equity securities. In addition, the policy prohibits directors and executive officers from purchasing our equity securities on margin, borrowing against our securities on margin or pledging our equity securities as collateral for a loan. The Policy on Insider Trading is posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
Risk Management
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our objectives, including strategic objectives, to improve long-term performance and enhance shareholder value. A fundamental part of risk management is not only identifying and prioritizing the risks we face and monitoring the steps management is taking to manage those risks, but also determining the level of risk that is appropriate for us. As an integral part of its review and approval of our strategic plan, the Board considers the appropriate level of risk that is acceptable. Through this process, the Board assesses risk throughout the Company, focusing on four primary risk categories: strategic, operational (including with respect to cybersecurity), legal/compliance and financial reporting. The Audit and Finance Committee is responsible for reviewing the results of our enterprise risk assessment on an annual basis. The Board also receives reports on management’s progress in mitigating key risks.
The Board has delegated to its committees responsibility for the oversight of risk management in specific risk areas. For example, the committees of the Board oversee risk management relating to:
•	our financial reporting (including internal controls).
•	our compensation programs and awards.
•	our capital structure.
•	our insurance and pension programs.
•	information technology security/cybersecurity.

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REPORT OF THE AUDIT AND FINANCE COMMITTEE
Management is responsible for our internal control over financial reporting, disclosure controls and procedures, and preparation of our consolidated financial statements. Our independent registered public accounting firm (independent auditors) for 2025, Ernst & Young LLP, was responsible for performing an independent audit of the consolidated financial statements and an audit of our internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and for issuing reports thereon. As outlined in its charter, the Audit and Finance Committee is responsible for overseeing these processes.
The Audit and Finance Committee met and held discussions with management and the independent auditors on a regular basis. The Audit and Finance Committee reviewed and discussed the audited consolidated financial statements and significant accounting matters with management and the independent auditors.
The Audit and Finance Committee discussed with the independent auditors the matters required to be discussed under auditing standards established from time to time by the PCAOB and by the rules of the SEC. The Audit and Finance Committee has received from the independent auditors the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit and Finance Committee concerning independence. The Audit and Finance Committee discussed with the independent auditors their independence.
The Audit and Finance Committee discussed with the director of internal audit and independent auditors the plans for their audits. The Audit and Finance Committee met with the director of internal audit and independent auditors, with and without management present. Based on these reviews, discussions and reports, the Audit and Finance Committee recommended that the Board approve the audited consolidated financial statements for inclusion in our Annual Report on Form 10-K for the year ended December 31, 2025, and the Board accepted the Audit and Finance Committee’s recommendation.
Kathleen B. Lynch, Chair
Darren L. Richman
Michael E. Sileck, Jr.

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EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE
The Compensation, Nominating and Governance Committee (the Committee) has reviewed and discussed with management the following Compensation Discussion and Analysis prepared by the Company.
Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Philippe D. Katz, Chair
David P. Bovenzi
Jason New
COMPENSATION DISCUSSION AND ANALYSIS
Our Named Executive Officers
This Compensation Discussion and Analysis discusses compensation awarded to, earned by, or paid to the following named executive officers during 2025 (whom we refer to as our NEOs):
•	James V Continenza, Executive Chairman and Chief Executive Officer (CEO)
•	David E. Bullwinkle, Chief Financial Officer (CFO) and Senior Vice President
•	Terry R. Taber, Chief Technical Officer, Senior Vice President, Advanced Materials and Chemicals and Vice President
•	Roger W. Byrd, General Counsel, Secretary and Senior Vice President
•	Richard T. Michaels, Chief Accounting Officer and Corporate Controller
Dr. Taber retired from the Company effective January 2, 2026, but remains engaged as a consultant on an as needed basis.
EXECUTIVE SUMMARY
Business Highlights
Consolidated revenues in the year ended December 31, 2025 were $1.069 billion, an increase of $26 million (2%) from 2024. Currency fluctuations impacted revenue favorably in 2025 compared to 2024 ($11 million).
Print revenues, which accounted for 67% of our total revenues in 2025, declined by $22 million (3%) compared to 2024. Advanced Materials and Chemicals revenue improved $45 million (17%) from 2024 to 2025.
Our gross profit for 2025 was $232 million, an increase of $29 million (14%) compared to 2024. Our gross profit percentage for 2025 was 22%, compared with 19% for 2024, an increase of 3%.
Our products are sold and serviced in numerous countries across the globe with more than half of sales generated outside the U.S. Current global economic conditions remain highly volatile due to the uncertain and unpredictable macroeconomic environment, heightened levels of inflation, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and other global events which impacted our operations.
The U.S. government imposed new tariffs on a range of imported goods, including aluminum, steel and certain raw materials and component parts used in our manufacturing and supply chain. The tariffs imposed have resulted in increased manufacturing costs which we have been able to largely mitigate through pricing actions, supplier negotiations, obtaining certain exemptions and other cost savings measures. As a result of these actions, the tariffs that have been enacted or expanded by the U.S. did not have a material adverse effect on our operations, financial condition or cash flows for the year ended December 31, 2025.
We continue to actively monitor the developments related to tariffs and to assess additional actions that may be taken to mitigate the effects of future tariff changes, including further pricing actions, additional cost reduction measures, securing alternative suppliers and evaluating potential changes to our manufacturing footprint.
We are experiencing increased manufacturing costs for certain businesses due to lower volumes and increases in labor, material and distribution costs, as well as supply chain disruptions and shortages in materials and labor. In addition to the pricing actions and customer-focused initiatives, we have implemented supply chain and workforce optimization, productivity improvements and other cost savings activities. The combined actions have largely mitigated the impact of increased manufacturing costs. However, the potential worsening of economic conditions, continued decreases in volume and increases in manufacturing and other costs without further price increases, productivity improvements or other cost saving measures, could unfavorably impact our operating results.

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The ongoing changes in global economic conditions and the impact of other global events on our operations and financial performance remains uncertain and will depend on several factors such as the slowdown in customer demand, the ability to offset higher labor, material and distribution costs through pricing actions, duration of supply chain disruptions and the ability to secure raw materials and components.
Best Practices
We periodically evaluate best practices in executive compensation and governance and consider modifications to our executive compensation programs that support our business strategies, provide an appropriate balance of risk and reward for our NEOs, and align their compensation with long-term shareholder interests. Key compensation and governance practices include:
•
Prohibition on Hedging and Pledging. Our executive officers and directors are prohibited from engaging in any hedging or pledging transactions involving our equity securities. Please see the section entitled “Restrictions on Hedging and Pledging” for a description.

•
Share Ownership Guidelines. Our executive officers and directors are subject to share ownership guidelines. Please see the section entitled “Executive Officer Share Ownership Guidelines” for a description of executive officer guidelines and the section entitled “Director Ownership Guidelines” for a description of director guidelines.

•
Compensation Recoupment (Clawback) Policy. We have a policy requiring the recoupment of performance-based bonuses paid to NEOs in the event of certain financial restatements. Please see the section entitled “Compensation Recoupment (Clawback) Policy” for a description.

•
Double-Trigger Change in Control Benefits. All arrangements with our NEOs that provide change in control benefits contain a “double trigger” provision, which requires that the NEO experience a qualifying termination following a change in control to receive change in control benefits. Please see the section entitled “Change in Control Arrangements” for a description.

•	No Change in Control Excise Tax Gross-Ups. None of our compensation arrangements provide for a gross-up to our NEOs for any excise taxes incurred by them upon a change in control.
DETERMINING EXECUTIVE COMPENSATION
Compensation Philosophy
We design our executive compensation programs to attract and retain the best talent, reinforce ownership, and emphasize performance and contribution to our long-term success. Our executive compensation programs, practices, and policies reflect our commitment to reward short- and long-term performance that aligns with and drives shareholder value by:
•	Balancing rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time
•	Enabling us to attract and retain the highly qualified leaders needed to drive a global enterprise to succeed in today’s highly competitive marketplace
•	Recognizing we are “one Kodak” – put the customer first, communicate honestly, act with courage and celebrate competitive spirit
•	Motivating our leaders to deliver a high degree of business performance while effectively managing risks
•	Differentiating rewards to reflect individual and team performance
The guiding principles that support our philosophy are:
•
Total direct compensation is generally positioned within a competitive range of the market or peer group median, with differentiation by executive, as appropriate, based on individual factors such as technical knowledge, criticality of the role, proficiency in the role, sustained performance over time, and importance to leadership team succession plans

•	Total Direct Compensation includes:
➣	Base Salary: Fixed pay aligned to market for similar job
➣
Short-Term Incentive Awards (Bonus): Calculated as a percentage of base salary; dependent upon achievement of operating goals and primarily measured against objective metrics that directly link to the creation of sustainable value for our shareholders

➣
Long-Term Incentive Awards (Equity): Incentive, typically in the form of Restricted Stock Units (RSUs), Performance Stock Units (PSUs) or Non-Qualified Stock Options (NQSOs), used for retention of key talent and to provide incentive to grow shareholder value over time

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Role of the Committee
The Committee annually reviews and approves goals and objectives relevant to the compensation of the CEO and evaluates, in conjunction with the full Board, the CEO’s performance considering those goals and objectives and sets the CEO’s individual elements of total compensation based on this evaluation, taking into account the terms of the CEO’s employment agreement. The Committee also approves all compensation and awards, including each component of total compensation, for each of our NEOs.
Role of the CEO and Management
Our CEO makes recommendations to the Committee regarding each compensation element for our NEOs (other than the CEO himself), and reviews and discusses any changes to such compensation with the Committee. No member of management (including our CEO and CFO) participates in the determination of his own compensation.
Role of the Compensation Consultant
During 2025, the Committee continued to engage Lyons, Benenson & Company Inc. (Lyons Benenson), a compensation consultant, to assist the Committee. Lyons Benenson attends all Committee meetings and makes recommendations regarding director and officer compensation. The Committee assessed the independence of Lyons Benenson pursuant to SEC rules and NYSE listing standards and concluded their work did not raise any conflicts of interest.
Use of Market Reference Data
Our peer group is reviewed and approved annually by the Committee and consists of selected companies drawn from a broad group of public companies from similar industries (commercial printing, commodity chemicals, communications equipment, health care technology, semiconductors, specialty chemicals, technology hardware, storage and peripherals) that meet minimum performance tests and have similar business models to ours. The companies considered for the peer group had to be (1) incorporated in the U.S., (2) traded on a stock exchange in the U.S., (3) within a revenue range of $500M to $4B and (4) categorized in a complementary GICS Sub-Industry. We then considered the total return, business alignment and other financial measurements of the companies in the selected group to achieve a group with closer alignment to us. No changes to our reported peer group were recommended or made for 2025. The companies in our peer group are:

Agfa-Gevaert NV	Ecovyst Inc.	Rayonier Advanced Materials Inc.
Ashland Inc.	Element Solutions Inc.	Stepan Company
Avient Corporation	H.B. Fuller Company	Stratasys Ltd.
Cabot Corporation	Minerals Technologies Inc.	Universal Display Corporation
Ciena Corporation	Quad/Graphics, Inc.	Venator Materials PLC
Quaker Chemical Corporation

We review national survey data and peer group comparisons to provide a competitive frame of reference for compensation decisions and we compare the compensation of our NEOs to the median as a reference point to assist us in evaluating the competitiveness of their compensation. However, we do not necessarily adjust the compensation of any of our NEOs to any specific percentile or other absolute measure.

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ELEMENTS OF COMPENSATION
We typically use base salary, annual variable pay (bonus) and long-term incentives as our primary elements of direct compensation to be competitive with market practice. These elements have the following objectives and features:

Compensation Element	Objective	Key Features
Base Salary	Provide a regular source of income to our NEOs to compensate them for fulfilling the regular duties and responsibilities of their positions.
We typically review base salaries annually, but do not automatically increase salaries. Rather, base salaries are adjusted only if deemed appropriate by us in consideration of: (1) experience; (2) responsibilities; (3) the importance of the position relative to our other senior management positions; (4) external relative scope or changes in the competitive marketplace; and (5) years elapsed since the last base salary change. Any change in an executive’s base salary will affect an executive’s target opportunity under our annual variable pay plan and severance benefits, which are based on a percentage of base salary.

Annual Variable Pay (Bonus)	Drive the annual performance of our NEOs to align their financial interests with our business strategy and the interests of our shareholders.	Annual variable pay is considered at risk. Payouts generally are based on a formula that represents results achieved against performance metrics.
Long-Term Incentives(restricted stock units, performance stock units and stock options)	Align executive compensation with shareholder interests; create incentives for executive retention; encourage long-term performance; and promote stock ownership.
Our long-term incentives are mainly in the form of equity-based compensation awards, which tie our NEOs’ wealth creation to the performance of our stock and provide a retention incentive with multi-year vesting schedules.

Additionally, we provide indirect compensation to our NEOs that includes retirement and severance benefits. Our NEOs are also eligible to participate in the benefit plans and programs that are generally available to our U.S. employees. Please see the section entitled “Other Compensation” for more information on the indirect compensation of our NEOs.
2025 COMPENSATION DECISIONS
Base Salary
The annual base salary rate for each NEO in 2025 is set forth in the table below. No changes were made to the base salaries of our NEOs during 2025.

Name	Annual Base Salary Rate
J.V. Continenza	$1,000,000
D.E. Bullwinkle	$460,000
T.R. Taber	$400,000
R.W. Byrd	$325,000
R. Michaels	$270,000

Pursuant to his new amended and restated employment agreement, Mr. Continenza’s base salary was increased to $1,200,000 effective January 1, 2026. Please see the section entitled “Employment Agreements” for more details on his new employment agreement.

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Annual Variable Pay
The annual bonus opportunity for our NEOs in 2025 is set forth in the table below. No changes were made to the bonus opportunity for these NEOs during 2025.

Name	Annual Base Salary Rate	Annual Target Incentive	Bonus Amount at Target
J.V. Continenza	$1,000,000	125%	$1,125,000
D.E. Bullwinkle	$460,000	35%	$161,000
T.R. Taber	$400,000	35%	$140,000
R.W. Byrd	$325,000	35%	$113,750
R. Michaels	$270,000	30%	$81,000

Pursuant to his prior amended and restated employment agreement, dated November 29, 2023 (the “CEO Employment Agreement”), Mr. Continenza was eligible for an annual incentive for 2025 valued at 125% of his annual salary, determined by the Committee in its discretion based on an evaluation of Mr. Continenza’s and the Company’s performance. For 2025, the Committee approved a payout to Mr. Continenza of $1.25 million to recognize strong performance in 2025. This included continued cost rationalization and cost reductions (including headcount reductions and consolidation of groups), increased operational efficiencies, completion of the reversion of the Kodak Retirement Income Plan (KRIP), and reduced debt.
For 2025, Dr. Taber was eligible for an individualized special plan that was based on annual Advanced Materials and Chemicals (AM&C) revenue performance. The metric for 2025 was AM&C revenue of $314.5M. Actual revenue came in at $315.9M and Dr. Taber was paid $140,000 (100% of his target amount).
Messrs. Bullwinkle, Byrd and Michaels were participants in a new Functional Group Management Bonus Plan (MPF), which is an annual plan created in 2025 to provide an incentive for putting forth maximum efforts toward continued growth and success of the Company with a focus on annual Company EBITDA. Participation in MPF is limited and based on specific position titles. Any participant in MPF is not eligible to participate in any other variable pay plan.
The MPF performance metric for the 2025 performance year was annual Company EBITDA. Minimum threshold performance was set at 85% and maximum at 135%. Target annual Company EBITDA for the 2025 performance year was $70 million and actual annual Company EBITDA came in at $62 million, which was 88.57% of target annual Company EBITDA.
MPF Metrics and Payout Results:

	Minimum (85%)	Target (100%)	Maximum (135%)	Actual	Performance/Payment %
Annual Company EBITDA	$59.5M	$70M	$94.5M	$62M	88.57%
D. Bullwinkle	$0	$161,000	$217,350	$142,598	88.57%
R. Byrd	$0	$113,750	$153,563	$100,748	88.57%
R. Michaels	$0	$81,000	$122,850	$71,742	88.57%

The Committee performed positive discretion on Actual EBITDA performance to account for the inclusion of a potential $5M general bonus pool that had been accrued for but not approved. This resulted in adjusted EBITDA performance of $67.1M, which represented 96% of target actual EBITDA. The increases from such positive discretion for Messrs. Bullwinkle, Byrd and Michaels were as follows:

	Adjusted EBITDA Performance (96%)	Actual EBITDA Performance (88.57%)	Positive Discretion
D. Bullwinkle	$154,560	$142,598	$11,962
R. Byrd Payout	$109,200	$100,748	$8,452
R. Michaels Payout	$77,760	$71,742	$6,018

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In addition, based on 2025 performance, the Committee performed further positive discretion of $6,440 on Mr. Bullwinkle’s payout to 100% of target given his strong contributions to the KRIP reversion initiative.
Messrs. Byrd and Michaels were paid 96% of their target amounts ($109,200 and $77,760, respectively), and Mr. Bullwinkle was paid 100% of his target amount ($161,000).
In recognition of his significant contributions and leadership to the KRIP reversion initiative, Mr. Bullwinkle also received a special bonus payment of $115,000 upon completion. This initiative was critical to our strategy for paying down debt in 2025.
Pursuant to Mr. Continenza’s CEO Employment Agreement, he was eligible for a potential cash bonus of $2 million if our refinancing term loan debt was reduced to $300 million or less before November 29, 2026, and our available cash and cash equivalents at such time were at least $200 million. The Committee approved the performance results against these metrics and Mr. Continenza was paid the $2 million cash bonus on December 14, 2025.
Long-Term Incentive Compensation
Pursuant to Continenza’s CEO Employment Agreement, he received a grant of 367,647 performance stock units (PSUs) under our 2013 Incentive Plan on March 26, 2024, which vest one-third each during February 2025, February 2026 and February 2027, subject to continued employment through each vesting date and achievement of the applicable performance goal (each except as otherwise provided by the CEO Employment Agreements). Mr. Continenza also received a grant of 168,237 PSUs under our 2013 Incentive Plan on February 20, 2025, which vest one-third each during February 2026, February 2027 and February 2028, subject to continued employment through each vesting date and achievement of the applicable performance goal (also except as otherwise provided by the CEO Employment Agreements).
The PSUs granted in 2024 have a performance period of the first day of the 2024 fiscal year through the last day of the 2026 fiscal year, and consist of the 2024, 2025 and 2026 fiscal years. The vesting of the second tranche was based on performance during the 2025 fiscal year, and the third tranche will vest based upon performance during the 2026 fiscal year. The performance goal for each tranche is subject to the achievement of the Annual Plan for the applicable fiscal year, as evaluated by the Committee following the end of each fiscal year. The Annual Plan for each fiscal year is set by the Board at the beginning of the fiscal year. Similarly, the PSUs granted in 2025 have a performance period of the first day of the 2025 fiscal year through the last day of the 2027 fiscal year, and consist of the 2025, 2026 and 2027 fiscal years. The performance goal for each tranche is subject to the achievement of the Annual Plan for the applicable fiscal year, as evaluated by the Committee following the end of each fiscal year.
Following the end of each fiscal year, the Committee evaluates the achievement of the Annual Plan for the fiscal year and determines (in its discretion) the number of PSUs in the applicable tranche earned for such fiscal year, which are banked. For the 2024 fiscal year, the Committee determined that we achieved our Annual Plan and the first tranche vested on February 20, 2025 and the shares for such tranche were banked. For the 2025 fiscal year, the Committee determined that we achieved our Annual Plan and the second tranche of the 2024 grant vested on February 20, 2026, and the shares for such tranche were banked. The first tranche of the 2025 grant also vested on February 20, 2026, and the shares for such tranche were banked.
Following the end of the full performance period, the Committee will evaluate the achievement of the Annual Plan each fiscal year over the entire performance period and may determine (in its discretion) an additional number of PSUs earned for the performance period, not to exceed 100% of the Number of PSUs in the aggregate.
Pursuant to the CEO Employment Agreement, Mr. Continenza received a grant of 163,613 restricted stock units (RSUs) under our 2013 Incentive Plan on November 29, 2025, which vest one-third on November 29, 2026, November 29, 2027 and November 29, 2028, subject to continued employment through each vesting date (except as otherwise provided by the CEO Employment Agreements).
Please see the “Grants of Plan-Based Awards Table” for the number and grant date fair value of the above equity awards.
OTHER COMPENSATION
Tax-Qualified Retirement Plans: KRIP, KCBP and SIP
We offer tax-qualified retirement plans in the U.S. designed and intended to attract and retain employees. Previously, our tax-qualified defined benefit plan (KRIP), comprised of a cash balance component and a traditional defined benefit component , and our tax-qualified 401(k) defined contribution plan (SIP), generally covered all U.S. employees. Benefit accruals in the traditional defined benefit component of KRIP and employer contributions to SIP were frozen as of January 1, 2015. Effective January 1, 2022, the cash balance accrual was increased from 9% to 12%. Effective March 31, 2025, KRIP was terminated (both components) and replaced by the Kodak Cash Balance Plan (KCBP), a tax-qualified defined benefit plan with a cash balance formula. The accrual under KCBP remained at 12%.

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The details of KRIP and KCBP are described following the “Pension Benefits Table” included below.
Non-Qualified Retirement Plan: KURIP
Until September 3, 2013, we provided non-qualified retirement benefits to our eligible U.S. employees under the Kodak Unfunded Retirement Income Plan (KURIP). KURIP was terminated upon our emergence from bankruptcy. KURIP benefits earned after the filing date and prior to emergence from bankruptcy on September 3, 2013 were frozen and are payable as a lump sum upon the employee’s separation from service (less applicable withholding).
Dr. Taber was the only NEO with a benefit remaining under KURIP as of December 31, 2025. Given his decision to retire from the Company effective January 2, 2026, he will receive a lump-sum payment of $58,593 in 2026 reflecting his KURIP benefit. The details of KURIP are described following the “Pension Benefits Table” included below.
Perquisites
We generally do not provide any perquisites to our NEOs.
EMPLOYMENT AGREEMENTS
The material terms of employment agreements we have with Messrs. Continenza and Bullwinkle are described below. We do not have employment agreements with Dr. Taber or Messrs. Byrd or Michaels.
James V. Continenza
On November 29, 2023, we entered into the CEO Employment Agreement with Mr. Continenza, which had an initial three-year term, and which replaced his prior amended and restated employment agreement. The CEO Employment Agreement contained notice and negotiation provisions which may have resulted in the term being automatically renewed for successive two-year periods. During any renewal periods, if applicable, the terms of Mr. Continenza’s employment would have remained the same.
The CEO Employment Agreement provided Mr. Continenza with the following:
•	An annual base salary of $1 million.
•
Participation in an annual incentive plan, commencing with the 2024 fiscal year, of up to 125% of base salary, based on achievement of our Annual Plan, but determined by the Committee in its discretion, taking into consideration its evaluation of Mr. Continenza’s and the Company’s performance.

•
An annual grant of restricted stock units having a value of $2.5 million, half of which to vest in substantially equal annual installments over a three-year period following the grant date and the other half of which to vest following a three-year performance period based on the achievement of pre-defined goals established by the Committee and subject to Committee discretion.

•
A potential cash bonus of $2 million if our refinancing term loan debt was reduced to $300 million or less before November 29, 2026 and our available cash and cash equivalents at such time were at least $200 million, each as determined by the Committee in its sole discretion.

•	Participation in all benefit plans, policies and arrangements that were provided to employees generally.
•	Certain severance benefits, as described below in the “Potential Payments upon Termination or Change in Control” discussion.
The CEO Employment Agreement also provides that Mr. Continenza would not have the right to exercise any stock options granted to him in February 2019 or July 2020 to the extent that, after giving effect to the issuance of the common stock resulting from such exercise, Mr. Continenza (together with his affiliates and any person acting as a group), would beneficially own more than 4.99% of the then issued and outstanding shares of common stock.
On February 24, 2026, we entered into a new amended and restated employment agreement (the “New CEO Employment Agreement” and together with the prior CEO Employment Agreement, the “CEO Employment Agreements”) with Mr. Continenza, which has a five-year term (January 1, 2026 through December 31, 2030), and which replaces the prior CEO Employment Agreement. The New CEO Employment Agreement provides Mr. Continenza with the following:
•	An annual base salary of $1.2 million.
•
Participation in an annual incentive plan which remains at 125% of base salary, based on achievement of our Annual Plan, but determined by the Committee in its discretion, taking into consideration its evaluation of Mr. Continenza’s and the Company’s performance.

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•
An annual award of restricted stock units having a value of $2.5 million, half of which will vest in substantially equal annual installments over a three-year period following the grant date and the other half of which will vest following a three-year performance period based on the achievement of pre-defined goals established by the Committee and subject to Committee discretion.

•	A renewal award of 5 million RSUs, which will vest in equal annual installments over a five-year period annually on December 31st, commencing December 31, 2026.
•	Participation in all benefit plans, policies and arrangements that are provided to employees generally.
Given that equity awards to be granted under the New CEO Employment Agreement will result in Mr. Continenza’s beneficial ownership of more than 5%, the New CEO Employment Agreement replaces the prohibition against an option exercise if it would result in beneficial ownership of more than 4.99% with a requirement to provide 61 days’ written notice of the option exercise and that we will assist with the preparation and cost of any notice required under Section 13(d) of the Exchange Act.
In addition, under the New CEO Employment Agreement (effective January 1, 2026), Mr. Continenza would be eligible for certain severance benefits in the event his employment is terminated.
The new CEO Employment Agreement provides the following definitions:
•
“Cause” means any of the following: (1) his willful and continued failure or attempt to perform the usual, customary or reasonable functions of his positions other than due to a disability or approved leave; (2) his gross negligence or willful misconduct in the performance of his duties or obligations to us that has caused material injury to us; (3) his conviction of any felony (other than a felony predicated on your vicarious liability or involving a traffic violation) or crime involving moral turpitude; (4) his unlawful possession, use or sale of narcotics or other controlled substances on our premises, or performing job duties while under the influence of illegally used controlled substances; (5) his material breach of the agreement; (6) his material breach of a requirement of our Business Conduct Guide; or (7) his material breach of his Eastman Kodak Company Employee’s Agreement.

•
“Good reason” means (1) a material breach of the agreement by us; (2) a material reduction in or adverse modification of the nature and scope of his authority, duties, responsibilities, or privileges (whether or not accompanied by a change in title); (3) a material diminution in or failure by us to timely pay any compensation, including his base salary, annual cash performance incentive or long term incentive compensation; or (4) a refusal to allow him to work remotely consistent with his historical practices.

•	“Retirement” means a voluntary termination of employment on or after age 65 or due to being physically unable to perform the actions required of his position, as determined by the Board in good faith.
•	“Disability” refers to a disability under our long term disability plan.
The amount and nature of the severance benefits he would be eligible to receive vary depending on the circumstances surrounding termination as described below:
Termination by Us without Cause or by the NEO with Good Reason. If Mr. Continenza’s employment is terminated by us without cause or by him with good reason, he would be eligible to receive (less applicable withholding and deduction):
•	his accrued compensation;
•	an amount equal to two years of salary plus two years of target annual incentive opportunity;
•	an amount equal to earned but unpaid annual incentive for the fiscal year ending immediately prior to the year in which his employment was terminated;
•
an amount equal to the annual incentive in respect of the fiscal year in which his termination of employment occurs, pro-rated based upon the number of days from the beginning of such fiscal year through the date of termination of employment;

•	immediate vesting of any unvested RSUs;
•	payment of any banked PSUs;
•	the continued employment requirement applicable to other unvested PSUs will be waived, and such PSUs will vest based on the achievement of the applicable performance-vesting requirements; and
•	COBRA coverage for 18 months following termination, with us paying the employee premiums but the amounts being imputed as income to him.
Termination by Us for Cause or by the NEO without Good Reason. If Mr. Continenza’s employment is terminated by us for cause or by him without good reason (other than a retirement), he would not be eligible to receive any severance benefits, any unpaid or pro-rated annual incentive, and he would forfeit any unvested equity-based compensation.

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Retirement, Disability or Death. If Mr. Continenza’s employment is terminated due to his retirement, disability or death he would be eligible to receive (less applicable withholding and deduction):
•	his accrued compensation;
•	an amount equal to earned but unpaid annual incentive for the fiscal year ending immediately prior to the year of termination;
•	an amount equal to the annual incentive in respect of the fiscal year of retirement, pro-rated based upon the number of days from the beginning of such fiscal year through the date of termination;
•	immediate vesting of any unvested RSUs;
•	payment of any banked PSUs; and
•	the continued employment requirement applicable to other unvested PSUs will be waived, and such PSUs will vest based on the achievement of the applicable performance-vesting requirements.
Change in Control. No payments are made to Mr. Continenza in connection with a change in control, however, any termination of employment by the Company within six months of a change in control will be presumed to be a termination without cause.
David E. Bullwinkle
We employ Mr. Bullwinkle under an employment agreement effective July 1, 2016 with no scheduled term ending date. Under this employment agreement, Mr. Bullwinkle is eligible for the following:
•	an annual base salary of at least $400,000, which was increased to $460,000 in 2018;
•	participation in an annual incentive plan with a target annual bonus of at least 35% of his base salary, which was reduced from 65% of his base salary in May of 2023;
•	participation in all benefit plans, policies and arrangements that are provided to employees generally; and
•	certain severance benefits as described below in the “Potential Payments upon Termination or Change in Control” discussion.
Severance Arrangements
We provide our NEOs with severance provisions designed to serve as a retention tool and to provide an incentive for our NEOs to focus on the best interests of our shareholders in connection with the transformational components of our strategic plan given that, in certain instances, an executive’s successful completion of his responsibilities may result in the elimination of his job. These severance provisions also provide an incentive for our NEOs to sign a release of claims against us, to refrain from competing with us and to cooperate with us both before and after their employment is terminated. When approving any agreement for employment or retention, we focus on the reasons for which severance may be triggered relative to the NEO’s position and responsibilities.
Each of the employment agreements with Messrs. Continenza and Bullwinkle provide severance benefits in the event his employment is terminated by us without “cause” or if he terminates for “good reason,” and in the case of Mr. Continenza’s New CEO Employment Agreement, “retirement,” “disability,” or “death.” The definitions of “cause,” “good reason,” “retirement,” and “disability” as applicable to these severance provisions are described below in the “Potential Payments upon Termination or Change in Control” discussion.
The severance benefits for Dr. Taber and Messrs. Byrd and Michaels were provided under our Officer Severance Policy, as discussed below under “Officer Severance Policy”. This policy was discontinued in February 2026, and Messrs. Byrd and Michaels moved to an individual severance agreement with similar terms.
Officer Severance Policy
In order to provide severance benefits to certain officers and employees, we maintained an Officer Severance Policy (the “Policy”) which provided for compensation to eligible corporate officers in the event of a qualifying termination without “cause” or with “good reason.”
Under the Policy, “cause” was generally defined to include a participant’s failure to perform his duties or follow proper direction, violation of Company rules, possession, use or sale of controlled substances, certain actions that result in a penalty against the Company or could result in violation of law, conviction of a crime, misrepresentation or concealment of a material fact from the Company or breach of our Business Conduct Guide or his Eastman Kodak Company Employee’s Agreement. “Good reason” was generally defined to include a material diminution in compensation, authority or responsibilities, transfer to a new work site that increases the participant’s one-way commute by more than 75 miles, and failure of an acquirer or successor entity to offer the participant employment with comparable severance protection.

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By its terms, the Policy did not apply to (1) our chief executive officer, or (2) a corporate officer with an employment agreement with an indefinite term. It also did not provide benefits to any employee who, at the time of termination, was covered by another severance agreement or arrangement with us. Accordingly, Messrs. Continenza and Bullwinkle were not eligible for benefits under the Policy.
The Policy provided that a participant was generally entitled to receive separation pay equal to his base salary in effect as of the date of termination. However, Dr. Taber was eligible for grandfathered benefits under the Policy and was entitled to separation pay of 100% of his total target cash compensation in effect as of the date of the qualifying termination. Payment under the Policy was conditioned on the participant’s execution of a general waiver and release and his compliance with the Policy’s non-disparagement provisions.
For additional information regarding the potential severance benefits payable to our NEOs under various circumstances, please see the “Potential Payments upon Termination or Change in Control” discussion and the “Severance Payments Table” included below. Because this table reflects the benefits that would be received had the NEO terminated employment on December 31, 2025, the benefits for Dr. Taber and Messrs. Byrd and Michaels reflect what they would have received under the Officer Severance Policy in effect on such date.
Change in Control Arrangements
The employment agreement with Mr. Bullwinkle allows for payment of severance under certain conditions upon a termination following a change in control (double trigger). These provisions were designed to protect against the possible loss of certain benefits after a change in control. Please see the section entitled “Employment Agreements” above for more details on these provisions. We believe that a double trigger is appropriate for such payments because it helps to ensure that the individual does not receive an unintended benefit by receiving severance pay while continuing in their position following a change in control.
The CEO Employment Agreements provide that any termination of employment by the Company within six months of a change in control will be treated as a termination without cause. Please see the section entitled “Employment Agreements” above for more details on these provisions.
Additionally, under our 2013 Incentive Plan, we may provide for accelerated exercisability, lapse of restrictions or deemed satisfaction of performance goals with respect to any outstanding awards upon a change in control. While we do not believe that automatic acceleration of vesting is appropriate upon a change in control because an executive may continue in his position, we do believe that allowing the Committee the discretion to accelerate vesting of equity awards upon a change in control is appropriate because it may not be possible to continue vesting of existing equity awards or to replace existing equity awards with comparable awards of the acquiring company’s equity, and the acceleration of vesting would provide the executives with the same rights as other shareholders to sell their equity in the Company at the time of a change in control.
PROGRAM GOVERNANCE
Risk Mitigating Policies
Compensation Recoupment (Clawback) Policy
In accordance with NYSE listing standards, we have adopted our Compensation Recoupment (Clawback) Policy, which provides that we will seek to recover erroneously awarded incentive-based compensation on a no-fault basis received by any current or former executive officer during the three-year period preceding the date on which we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws. A copy of the policy is posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
Insider Trading Policy
We have adopted a Policy on Insider Trading for all directors and employees designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. Insiders, who include our directors, executive officers, and certain employees whose duties involve access to material non-public information, may only buy and sell our stock within an open “window period,” which begins after the second full trading day following the public release of earnings for the prior quarter and ends one week prior to the end of the current quarter. Insiders are prohibited from purchasing or selling our stock if they are in possession of material non-public information, even if it is within the open window period. We reserve the right to impose an “event-specific blackout period” if we believe insiders have material non-public information. A copy of the policy is posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.

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Policy on Equity Awards
Our equity awards, including stock options, are granted in accordance with our Policy on Equity Awards (the “Equity Awards Policy”). Pursuant to the Equity Awards Policy the grant date of such awards shall be the date on which the grant was approved or a future date as recommended by management. The Equity Awards Policy prohibits backdating awards. It is not our policy to time the public release of material information or the grant of equity awards to benefit any award grantees. We did not grant any options, stock appreciation rights, or option-like awards to our named executive officers in 2025.
Restrictions on Hedging and Pledging
Our executive officers and directors are prohibited by our Policy on Insider Trading from engaging in any transactions (such as puts, calls, options or other derivative securities) with respect to our equity securities held by them to hedge or offset any decrease in the market value of those equity securities.
Our executive officers and directors are also prohibited from purchasing our equity securities on margin, borrowing against our equity securities on margin or pledging our equity securities as collateral for a loan.
Executive Officer Share Ownership Guidelines
Our executive officers are expected to accumulate certain levels of ownership of our equity securities within five years of first becoming an executive officer, as follows:

Holding Requirement
Title	Target Share Ownership	Before Target Met	After Target Met
CEO	5X base salary	50% of net-settled shares	None
Executive Vice President	3X base salary
Senior Vice President	2X base salary
Vice President and Other Officers	1X base salary

The holding requirement does not pertain to grants already received at the time of the adoption of the guidelines.
If an executive officer receives a promotional salary increase, the Committee may extend that executive officer’s time to meet the ownership guidelines by one year, at its discretion.
Tax Considerations
Tax rules generally limit the deductibility of compensation paid to each of our current and former NEOs to $1 million per year. The Committee retains the discretion to pay compensation that may not be tax deductible.
Say-On-Pay
At our 2025 annual meeting of shareholders, we held an advisory vote on our compensation program for our NEOs, commonly referred to as the say-on-pay vote, which resulted in 96% of the votes cast approving our compensation program for our NEOs. We evaluated the results of this vote as part of our overall assessment of our compensation program for our NEOs. Based on this overall assessment and the strong support expressed by our shareholders, we did not make any related material changes to our compensation program for our NEOs in 2025.
At our 2020 annual meeting of shareholders, we recommended, and our shareholders approved, an annual frequency for the say-on-pay vote. After considering that recommendation, the Board determined that the say-on-pay vote will be held annually until the next required vote on the frequency of the say-on-pay vote to be held at this annual meeting of shareholders.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
The following tables and related narrative contain information regarding the compensation paid to our NEOs for our three most recently completed fiscal years, which ended on December 31, 2025, December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary(1) $	Bonus $	Stock Awards(2) $	Option Awards $	Non-Equity Incentive Plan Compensation(3) $	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4) $	Total $
J.V. Continenza Executive Chairman and Chief Executive Officer	2025	996,516	3,250,000(5)	2,500,004	—	—	78,450	6,824,970
	2024	996,516	1,250,000	3,904,340	—	—	81,691	6,232,547
	2023	996,516	2,000,000	3,306,000	454,147	—	307,860	7,064,523
D.E. Bullwinkle Chief Financial Officer and Senior Vice President	2025	458,397	133,402(6)	—	—	142,598	121,526	855,923
	2024	458,397	161,000	6,855	—	—	84,879	711,131
	2023	458,397	46,000	428,000	590,495	—	168,646	1,691,538
T.R. Taber Senior Vice President Advanced Materials & Chemicals, Chief Technical Officer and Vice President	2025	398,606	—	—	—	140,000	58,821	597,427
	2024	398,606	155,000	—	—	—	62,932	616,538
	2023	398,606	40,000	428,000	319,857	—	154,945	1,341,408
R.W. Byrd General Counsel, Secretary and Senior Vice President	2025	323,868	8,452(7)	—	—	100,748	73,034	506,102
	2024	323,868	113,750	47,866	—	—	66,444	551,928
	2023	323,868	32,500	214,000	263,855	—	132,215	966,438
R. T. Michaels Chief Accounting Officer and Corporate Controller	2025	269,059	6,018(8)	—	—	71,742	86,966	433,785
	2024	269,059	—	—	—	74,520	63,288	406,867
	2023	269,059	—	128,400	—	72,091	112,752	582,302

(1)	This column reports the base salary paid to each of our NEOs during each year reported.
(2)
This column reports the aggregate grant date fair value (as calculated for financial reporting purposes), without any reduction for risk of forfeiture, for all restricted stock units (RSUs) and performance stock units (PSUs) granted during each year reported. The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718. For 2025, the

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grant date fair value of each PSU granted to Mr. Continenza on February 20, 2025 was $7.43. The grant date fair value of each RSU granted to Mr. Continenza on November 29, 2025 was $7.64. Additional details on accounting for stock-based compensation for 2025 can be found in Note 23 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)
For 2025, this column reports the payments made for 2025 to Messrs. Bullwinkle, Byrd and Michaels under the Functional Group Management Bonus Plan (MPF) and the payment made to Dr. Taber under his individualized special plan based on Advanced Materials and Chemicals (AM&C) revenue performance.

(4)
For 2025, this column reports the aggregate change in the present value of the NEO’s accumulated benefits under their applicable pension plan (KRIP, KCBP and KURIP), to the extent the NEO participates in such arrangement. All of our NEOs participated in KRIP and the new KCBP. During 2025, Dr. Taber had a frozen benefit under KURIP. There were no above-market or preferential earnings on Nonqualified Deferred Compensation.

	2025			2024			2023
Name	Change in Pension Value ($)(a)	Above- Market Interest ($)	Total Value ($)	Change in Pension Value ($)(a)	Above- Market Interest ($)	Total Value ($)	Change in Pension Value ($)	Above- Market Interest ($)	Total Value ($)
J.V. Continenza	78,450	—	78,450	81,691	—	81,691	307,860	—	307,860
D.E. Bullwinkle	121,526	—	121,526	84,879	—	84,879	168,646	—	168,646
T.R. Taber	58,821	—	58,821	62,932	—	62,932	154,945	—	154,945
R.W. Byrd	73,034	—	73,034	66,444	—	66,444	132,215	—	132,215
R.T. Michaels	86,966	—	86,966	63,288	—	63,288	112,752	—	112,752

(a)	Changes in pension value are due to interest on past accruals, additional pay and service credits and changes in assumptions.
(5)
For 2025, Mr. Continenza received a $2 million payment pursuant to the CEO Employment Agreement for the refinancing of our term loan debt in 2025 and $1.25 million pursuant to the CEO Employment Agreement for his annual incentive for 2025.

(6)
For 2025, Mr. Bullwinkle received a special performance bonus of $115,000 related to the KRIP reversion. The Committee also applied positive discretion to increase Mr. Bullwinkle’s bonus under the MPF by $18,402, which is included in this column for 2025.

(7)	For 2025, the Committee applied positive discretion to increase Mr. Byrd’s bonus under the MPF by $8,452, which is included in this column for 2025.
(8)	For 2025, the Committee applied positive discretion to increase Mr. Michael’s bonus under the MPF by $6,018, which is included in this column for 2025.

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GRANTS OF PLAN-BASED AWARDS TABLE
The compensation included in the following table reflects the equity granted under our 2013 Incentive Plan during 2025.

Name	Award Description	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold (#)	Target (#)	Max. (#)
J.V. Continenza	2025 RSU(1)	11/29/2025				163,613	1,250,003
J.V. Continenza	2025 PSU(2)	02/20/2025		168,237			1,250,001

(1)
The RSUs vest in substantially equal instalments on the first, second and third anniversaries of the grant date, subject to continued employment through each vesting date (except as otherwise provided by the CEO Employment Agreements).

(2)
The PSUs vest in substantially equal instalments on the Committee meeting dates in February 2026, 2027 and 2028, subject to continued employment through each vesting date and achievement of the Annual Commitment Plan for each of the 2025, 2026 and 2027 fiscal years (each except as otherwise provided by the CEO Employment Agreements).

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OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END TABLE
The following table sets forth additional information concerning equity awards held by our NEOs as of December 31, 2025.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock Held that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
J.V. Continenza	298,780(4)		4.53	02/19/2029
	298,780(4)		6.03	02/19/2029
	170,733(4)		12	02/19/2029
	350,000(5)		4.53	02/19/2029
	350,000(5)		6.03	02/19/2029
	200,000(5)		12	02/19/2029
					100,000(6)	846,000
					196,336(7)	1,661,003
					114,943(8)	972,418
					163,613(9)	1,384,166
					245,098(10)	2,073,529
					168,237(11)	1,423,285
D.E. Bullwinkle	15,000(12)		3.03	02/19/2026
	10,000(13)		4.53	02/19/2029
	10,000(13)		6.03	02/19/2029
	10,000 (13)		12	02/19/2029
	45,942(14)		16.24	06/30/2026
	355,330(15)		12.5	09/13/2027
	72,017(16)		3.9	12/03/2028
					16,668(17)	141,011
							50,000(18)	423,000
T.R. Taber	36,927(19)		15.58	09/02/2026
	182,742(15)		12.5	09/13/2027
	37,038(16)		3.9	12/03/2028
					16,668(17)	141,011
							50,000(18)	423,000
R.W. Byrd	15,000)(12)		3.03	02/19/2026
	10,000(13)		4.53	02/19/2029
	10,000(13)		6.03	02/19/2029
	10,000(13)		12	02/19/2029
	30,457(15)		12.5	09/13/2027
	70,000(20)		3.09	01/15/2026
	16,667(21)	8,333(21)	4.28	05/16/2030
		25,000(22)	4.28	05/16/2030
					8,334(17)	70,506
							25,000(18)	211,500
R.T. Michaels					10,000(17)	84,600

(1)	The dates reflected in the table show the expiration dates as of December 31, 2025.
(2)	This column represents outstanding awards of RSUs and PSUs.

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(3)
This column represents the market value of RSUs that have not vested as of December 31, 2025, which was calculated using a stock value of $8.46 per share, which was the closing price of our common stock as of December 31, 2025, the last trading day of the year.

(4)
This stock option was granted on July 27, 2020, in four tranches with separate exercise prices. Pursuant to the terms of the award agreement, 499,974 shares (28.57% of each tranche) vested on the grant date, an additional 1,187,549 shares (67.86% of each tranche) vested on July 29, 2020 upon the conversion of 95% of the $100,000,000 of our outstanding 5% Secured Convertible Promissory Notes due 2021 (2021 Notes), and the remaining 62,477 shares (3.57% of each tranche) vested on September 30, 2020 upon the conversion of the remaining 5% of the outstanding 2021 Notes. On February 16, 2023, the outstanding stock options were amended to extend the original expiration date by three years.

(5)
This stock option was granted on February 20, 2019, and vested one-half on the grant date with the remaining half vesting in substantially four equal instalments on May 20, 2019, August 20, 2019, November 20, 2019, and February 20, 2020. On February 16, 2023, this option was amended to extend the original expiration date by three years.

(6)	These RSUs were granted on February 26, 2023. The first tranche vested on February 26, 2024, the second tranche vested on February 26, 2025, and the remaining tranche vested on February 26, 2026.
(7)	These RSUs were granted on November 29, 2023. The first tranche vested on November 29, 2024, the second tranche vested on November 29, 2025, and the remaining tranche vests on November 29, 2026.
(8)	These RSUs were granted on November 29, 2024. The first tranche vested on November 29, 2025, and the remaining tranches vest in two equal instalments on November 29, 2026, and November 29, 2027.
(9)	These RSUs were granted on November 29, 2025, and vest in three equal instalments on November 29, 2026, November 29, 2027, and November 29, 2028.
(10)
These PSUs were granted on March 26, 2024. The first tranche vested on February 20, 2025, the second tranche vested on February 12, 2026 and the remaining tranche will vest on the Committee meeting date in February 2027.

(11)
These PSUs were granted on February 20, 2025. The first tranche vested on February 12, 2026, the remaining tranches will vest in two equal instalments on the Committee meeting dates in February 2027 and 2028.

(12)	This stock option was granted on July 27, 2020, and vested in three substantially equal instalments on July 27, 2021, July 27, 2022, and July 27, 2023.
(13)
This stock option was granted on July 27, 2020, and vested in three substantially equal instalments on July 27, 2021, July 27, 2022, and July 27, 2023. On February 16, 2023, this option was amended to extend the original expiration date by three years.

(14)
This stock option was granted on July 1, 2016, and vested in three substantially equal instalments on July 1, 2017, July 1, 2018, and July 1, 2019. On February 16, 2023, this option was amended to extend the original expiration date by three years.

(15)
This stock option was granted on September 14, 2017, and vested in three substantially equal instalments on September 14, 2018, September 14, 2019, and September 14, 2020. On February 16, 2023, this option was amended to extend the original expiration date by three years.

(16)
This stock option was granted on December 4, 2018, and vested in three substantially equal instalments on September 3, 2019, September 3, 2020, and September 3, 2021. On February 16, 2023, this option was amended to extend the original expiration date by three years.

(17)	These RSUs were granted on May 17, 2023. The first tranche vested on May 17, 2024, the second tranche vested on May 17, 2025, and the remaining tranche will vest on May 17, 2026.
(18)
These PSUs were granted on May 17, 2023, and will vest on May 17, 2026, if the volume-weighted average price per share of common stock within the 20 trading day period before the vesting date exceeds $4.71.

(19)
This stock option was granted on September 3, 2016, and vested in three substantially equal instalments on September 3, 2017, September 3, 2018, and September 3, 2019. On February 16, 2023, this option was amended to extend the original expiration date by three years.

(20)	This stock option was granted on January 16, 2019, and vested in three substantially equal instalments on January 16, 2020, January 16, 2021, and January 16, 2022.
(21)	This stock option was granted on May 17, 2023. The first tranche vested on May 17, 2024, the second tranche vested on May 17, 2025, and the remaining tranche will vest on May 17, 2026.
(22)
This stock option was granted on May 17, 2023, and vests on May 17, 2026, if the volume-weighted average price per share of common stock within the 20 trading day period before the vesting date exceeds $4.71.

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OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized On Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting(3) ($)
J.V. Continenza	2,131,707	17,757,119	453,806	3,369,078
D.E. Bullwinkle	0	0	16,666	108,162
T.R. Taber	0	0	16,666	108,162
R.W. Byrd	19,744	157,952	8,333	54,081
R.T. Michaels	0	0	10,000	64,900

(1)	Mr. Continenza exercised 2,131,707 options by means of a net exercise and received 822,600 shares.
(2)	This column represents the value of Options exercised during 2025.
(3)	This column represents the value of RSUs that vested during 2025, based on the closing stock price on the vesting date.
PENSION BENEFITS FOR 2025
The “Pension Benefits Table” below shows the present value as of December 31, 2025, of the accumulated benefits payable to our NEOs under the new Kodak Cash Balance Plan (KCBP) and KURIP, including the number of years of service credited to each NEO, as applicable. Our traditional KRIP plan was terminated on March 31, 2025, and all accumulated value in the plan was distributed to our NEOs, who rolled over their distribution to our tax-qualified 401(k) defined contribution plan or an individual retirement account (IRA). The “Pension Benefits Table” below shows the distributions that our NEOs received under KRIP during 2025. All service under KCBP started on April 1, 2025.
The methods and assumptions for calculating the present value of accumulated benefits generally follow those set forth in FASB ASC Topic 715 and are consistent with those used in our financial statements as described in Note 20 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. The assumptions used to calculate the present value of accumulated benefits for each NEO are described below.
PENSION BENEFITS TABLE

Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)(2)
J.V. Continenza(1)	KCBP	.75	32,242	0
	KRIP			785,900
D.E. Bullwinkle(2)	KCBP	.75	23,314	0
	KRIP			699,962
T.R. Taber(3)	KCBP	.75	32,431	546,497
	KRIP			0
	KURIP(3)	1.62	58,593	0
R.W. Byrd(4)	KCBP	.75	31.481	0
	KRIP			488,096
R.T. Michaels(5)	KCBP	.75	32,022	0
	KRIP			514,436

(1)	Our NEOs participated in the cash balance portion of the KRIP for accruals prior to April 1, 2025 and participates in KCBP for accruals after March 31, 2025.
(2)	Our NEOs received a lump-sum distribution in October 2025 in connection with the KRIP termination.

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(3)
Dr. Taber’s post-petition KURIP benefit of $58,593 is payable to him as a lump sum upon his termination of employment with us (less applicable withholding); this amount was fixed following our emergence from bankruptcy.

Tax-Qualified Retirement Plan: Kodak Retirement Income Plan (KRIP) and Kodak Cash Balance Plan (KCBP)
In the early part of 2025, we funded a tax-qualified defined benefit pension plan known as the Kodak Retirement Income Plan (KRIP) for all U.S. employees. Effective January 1, 2000, we amended KRIP to include a cash balance component. KRIP’s cash balance component covers employees hired before March 1, 1999 who elected that coverage and all new U.S. employees hired on or after March 1, 1999, including Messrs. Continenza, Bullwinkle, Byrd and Michaels. Dr. Taber participated in KRIP’s traditional defined benefit component.
On January 1, 2015, we froze all benefit accruals in the traditional component of KRIP for all participants. Beginning on that date, accruals in KRIP were made under the cash balance component for all participating employees. Accruals for Dr. Taber since January 1, 2015 were made under the cash balance component.
On March 31, 2025 KRIP was terminated and active employees received accrued benefits they had in KRIP as either a monthly annuity or lump sum payment (this accrued value included both the Cash Balance Component and Traditional Defined Benefit Component as described below). KRIP was replaced by the new Kodak Cash Balance Plan (KCBP) starting April 1, 2025.
Cash Balance Component
Under KRIP’s cash balance component, a hypothetical account was established for each participating employee and, for every month the employee worked, the employee’s account was credited with an amount equal to a percentage of the employee’s monthly pay (i.e., base salary and incentive awards, including allowances in lieu of salary for authorized periods of absence, such as illness, vacation or holidays). Prior to January 1, 2015, the cash balance component provided a credit of 4% of an employee’s monthly pay. The credit was increased to 7% starting January 1, 2015, to 9% starting January 1, 2020 and to 12% starting January 1, 2022. In addition, the ongoing balance of the employee’s account earned interest at the 30-year Treasury bond rate. Before 2015, employees vested in their account balance after completing three years of service. Beginning on January 1, 2015, all active employees were immediately vested.
Traditional Defined Benefit Component
Under the traditional defined benefit component of KRIP, which was frozen as of January 1, 2015, benefits were based upon a participating employee’s average participating compensation (APC). The plan defined APC as one-third of the sum of the employee’s participating compensation for the highest consecutive 39 periods of earnings over the 10 years ending immediately prior to the earliest of January 1, 2015, commencement of payment, or termination of employment. Participating compensation was base salary and any incentive award, including allowances in lieu of salary for authorized periods of absence, such as illness, vacation or holidays.
For a participating employee with up to 35 years of accrued service, the annual normal retirement income benefit was calculated by multiplying the employee’s years of accrued service by the sum of: (a) 1.3% of APC not in excess of the average social security wage base, plus (b) 1.6% of APC in excess of the average social security wage base.
Prior to 2015, employees became vested in their accrued benefit after completing three years of service with us. Beginning January 1, 2015, vesting was immediate.
Kodak Cash Balance Plan
Under KCBP, a hypothetical account is established for each participating employee and, for every month the employee works, the employee’s account is credited with an amount equal to a percentage of the employee’s monthly pay (i.e., base salary and incentive awards, including allowances in lieu of salary for authorized periods of absence, such as illness, vacation or holidays). The pay credit is 12% of an employee’s monthly pay. In addition, the ongoing balance of the employee’s account earns interest at the 30-year Treasury bond rate. All active employees are immediately vested in the plan (no minimum service requirements). Vested benefits under KCBP are payable upon normal retirement (age 65), termination or death. Participants may choose from among various forms of benefits such as a lump sum, a joint and survivor annuity and a straight life annuity. The plan also allows for an in-service distribution for employees age 59½ or older.

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Non-Qualified Retirement Plan: Kodak Unfunded Retirement Income Plan (KURIP)
Dr. Taber was our only NEO eligible to receive benefits under the Kodak Unfunded Retirement Income Plan (KURIP) as of December 31, 2025. KURIP was an unfunded retirement plan that was designed to provide our U.S. employees with pension benefits that (1) made up for the Internal Revenue Code’s limitations on allocations and benefits that may be paid under KRIP and SIP, and (2) recognize deferred compensation that was ignored when calculating benefits under KRIP and SIP.
Benefits due under KURIP were payable upon a participating employee’s termination of employment or death. Upon our emergence from bankruptcy, KURIP was terminated and, as a result, each participating employee’s pre-petition benefit was settled in the form of an equity distribution, consistent with treatment for other similarly situated general unsecured creditors, and post-petition benefits were calculated using September 3, 2013 as the hypothetical last day of employment with us. The post-petition benefit is frozen and payable as a lump sum upon the participating employee’s termination of employment with us (less applicable withholding and deduction).
NON-QUALIFIED DEFERRED COMPENSATION FOR 2025
Except for Mr. Continenza, none of our NEOs have non-qualified deferred compensation.
We maintain our Deferred Compensation Plan for Directors, which allows non-employee directors to defer some or all of their RSU awards into a phantom stock account. Prior to his appointment as our Executive Chairman effective February 20, 2019, Mr. Continenza had elected to defer 241,589 RSUs for his services as a non-employee director to the Deferred Compensation Plan for Directors.

Name	Account Type	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
J.V. Continenza	Deferred RSUs(1)	0	0	456,603(2)	0	2,043,843(3)

(1)
Represents the 241,589 shares of phantom stock credited to his account under the Deferred Compensation Plan for Directors, which were received for services as a non-employee director prior to his appointment as our Executive Director effective February 20, 2019. This account is payable to Mr. Continenza upon his separation from us as a director in shares of our common stock.

(2)	This amount reflects the change in the value of the phantom stock credited to his account under the Deferred Compensation Plan for Directors from December 31, 2024 to December 31, 2025.
(3)
This amount reflects the value of the phantom stock credited to his account under the Deferred Compensation Plan for Directors on December 31, 2025, which was calculated using a stock value of $8.46 per share, which was the closing price of our common stock as of December 31, 2025, the last trading day of the year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The discussion below regarding the amounts payable to our NEOs upon certain employment terminations reflects the amounts payable under our outstanding arrangements as of December 31, 2025.
Potential Benefits upon Termination for Reasons other than Change in Control
Each of our NEOs is or was eligible to receive certain severance payments and benefits in connection with termination of employment under various circumstances. The potential severance benefits payable to our NEOs in the event of termination of employment on December 31, 2025 pursuant to their employment agreements with us and our Officer Severance Policy are described above.
Actual amounts paid or distributed to our NEOs as a result of one of the separation events occurring in the future may be different from those described below due to the fact that many factors affect the amounts of any payments described under the various separation events. For example, factors that could affect the amounts payable include the executive’s base salary and our stock price. At the time of separation of the NEO, we may approve severance terms that vary from those provided in the NEO’s pre-existing individual employment agreement(s), if any, or in relevant employee benefit plans.

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In addition to the benefits outlined in our NEO’s employment agreements and our Officer Severance Policy, our NEOs were eligible to receive any benefits provided under our benefit and compensation plans applicable to U.S. employees generally, such as distributions under SIP and KCBP, frozen KURIP benefits (for Dr. Taber), and outplacement services under our Termination Allowance Plan, in accordance with those plans and policies. Our NEOs will also be eligible to receive any present value of accrued benefits as set forth in “Pension Benefits for 2025”.
Following termination of employment, Messrs. Bullwinkle, Byrd and Michaels and Dr. Taber are subject to compliance with the post-termination restrictive covenants set forth in their Eastman Kodak Company Employee’s Agreement, in addition to any covenants under individual arrangements with us. These covenants generally prohibit these NEOs from disclosing our proprietary or confidential information, engaging in certain activity in competition with us for up to 18 months after termination of employment with us and for one year after termination of employment with us, from soliciting any of our employees to leave employment with us, or soliciting any of our customers or suppliers to do business with any of our competitors. Mr. Continenza is party to an Eastman Kodak Company Employee’s Agreement that prohibits him from disclosing our proprietary or confidential information.
Pursuant to the terms of the CEO Employment Agreements, Mr. Continenza is prohibited from soliciting any of our employees to leave employment with us or soliciting any of our customers to do business with any of our competitors (or reduce its business with us), for 12 months after termination of his employment with us.
Potential Benefits upon Termination following a Change in Control (Double Trigger)
Our employment agreement with Mr. Bullwinkle provides for payments if there is an involuntary termination of his employment within two years following a “change in control” (commonly referred to in combination as a “double trigger”). A “change in control” generally occurs upon (1) any person or group becoming the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power to elect directors; (2) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving us that requires the approval of our shareholders; (3) a sale of all or substantially all of our assets (other than to an affiliate); or (4) approval by our shareholders of a complete liquidation or dissolution of us.
In the event of a termination within two years following a change in control, Mr. Bullwinkle would be entitled to receive the same payments and benefits that they would receive upon a termination of employment for good reason. Please see “Potential Benefits upon Termination for Reasons other than Change in Control” below for a description of those payments and benefits.
Individual Termination Arrangements
Under their employment agreements, Messrs. Continenza and Bullwinkle are eligible to receive severance benefits payable in connection with termination without cause or with good reason, and in the case of Mr. Continenza’s New CEO Employment Agreement, retirement, subject to:
•	execution of a general release and covenant not to sue in favor of us;
•	compliance with non-solicitation (and in the case of Mr. Bullwinkle, non-competition) provisions following termination of employment; and
•	the understanding that severance payments provided under the employment agreements are in lieu of those provided under our Termination Allowance Plan.
James V. Continenza
Under the terms of his CEO Employment Agreement, which was in effect on December 31, 2025, Mr. Continenza would have been eligible for certain severance benefits in the event his employment was terminated on December 31, 2025.
The CEO Employment Agreement provided the following definitions:
•
“Cause” means any of the following: (1) his willful and continued failure or to attempt to perform the usual, customary or reasonable functions of his positions other than due to a disability or approved leave; (2) his gross negligence or willful misconduct in the performance of his duties or obligations to us that has caused material injury to us; (3) his conviction of any felony (other than a felony predicated on your vicarious liability or involving a traffic violation) or crime involving moral turpitude; (4) his unlawful possession, use or sale of narcotics or other controlled substances on our premises, or performing job duties while under the influence of illegally used controlled substances; (5) his material breach of the agreement; (6) his material breach of a requirement of our Business Conduct Guide; or (7) his material breach of his Eastman Kodak Company Employee’s Agreement.

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•
“Good Reason” means (1) a material breach of the agreement by us; (2) a material reduction in or adverse modification of the nature and scope of his authority, duties, responsibilities, or privileges (whether or not accompanied by a change in title); (3) a material diminution in or failure by us to timely pay any compensation, including your base salary, annual cash performance incentive or long term incentive compensation; or (4) a refusal to allow him to work remotely consistent with his historical practices.

The amount and nature of the severance benefits he would have been eligible to receive vary depending on the circumstances surrounding termination, as described below:
Termination by Us without Cause or by the NEO with Good Reason. If Mr. Continenza’s employment was terminated by us without cause or by him with good reason, he would have been eligible to receive (less applicable withholding and deduction):
•	an amount equal to two years of salary plus two years of target annual incentive opportunity;
•	an amount equal to earned but unpaid annual incentive for the fiscal year ending immediately prior to the year in which his employment was terminated;
•
an amount equal to the annual incentive in respect of the fiscal year in which his termination of employment occurs, pro-rated based upon the number of days from the beginning of such fiscal year through the date of termination of employment;

•	immediate vesting of the next tranche of RSUs;
•	payment of any banked PSUs; and
•	continued participation in all health, medical and dental plans and programs maintained by us for 24 months with payment by us of all required contributions to maintain such coverage.
Termination by Us for Cause or by the NEO without Good Reason. If Mr. Continenza’s employment was terminated by us for cause or by him without good reason, he would not have been eligible to receive any severance benefits, and he would forfeit any unvested equity-based compensation.
Termination for Disability or Death. In the event Mr. Continenza’s employment was terminated due to his disability or death, he or his estate, as applicable, would have been eligible to receive (less applicable withholding and deduction) his accrued compensation, earned but unpaid annual incentive awards for the fiscal year ending immediately prior to the year of the termination, an amount equal to the annual incentive in respect of the fiscal year in which the termination occurs, pro-rated based upon the number of days from the beginning of such fiscal year through the date of termination, and accelerated vesting of unvested RSUs. All unvested portions of other equity-based awards would have been forfeited.
Change in Control. No payments would have been made to Mr. Continenza in connection with a change in control, however, any termination of employment by the Company within six months of a change in control would have been presumed to be a termination without cause.
David E. Bullwinkle
Under the terms of his employment agreement, Mr. Bullwinkle will be eligible for certain severance benefits in the event his employment is terminated.
The employment agreement provides the following definitions:
•
“Cause” means any of the following: (1) his continued failure to perform his duties in a manner deemed satisfactory by his supervisor; (2) his failure to follow a lawful written directive of our CEO, his supervisor or the Board; (3) his willful violation of any material rule, regulation, or policy that may be established from time to time for the conduct of our business; (4) his unlawful possession, use or sale of narcotics or other controlled substances, or performing job duties while illegally used controlled substances are present in his system; (5) any act or omission or commission by him in the scope of his employment (i) which results in the assessment of a civil or criminal penalty against his or us, or (ii) which in the reasonable judgment of his supervisor could result in a material violation of any foreign or U.S. federal, state or local law or regulation having the force of law; (6) his conviction of or plea of guilty or no contest to any crime involving moral turpitude; (7) any misrepresentation of a material fact to, or concealment of a material fact from, his supervisor or any other person in the Company to whom he has a reporting relationship in any capacity; or (8) his breach of our Business Conduct Guide or his Eastman Kodak Company Employee’s Agreement.

•
“Good Reason” means any of the following: (1) a material diminution in his total target cash compensation (salary and target annual incentive); (2) a material diminution in his authority or responsibilities; (3) the transfer of his primary work site to a new primary work site that increases his one-way commute to work by more than 35 miles; (4) any material breach of the agreement by us; (5) any purported termination by us of his employment other than as expressly permitted by the agreement; or (6) a change in control followed by his involuntary termination within two years of the change in control.

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The amount and nature of the severance benefits he would be eligible to receive vary depending on the circumstances surrounding termination as described below:
Termination by Us without Cause or by the NEO with Good Reason. If Mr. Bullwinkle’s employment is terminated by us without cause or by him with good reason, he is eligible to receive (less applicable withholding and deduction):
•	an amount equal to his annual base salary;
•	modified accelerated vesting of his equity grants in accordance with the terms of such awards; and
•	annual incentive eligibility consisting of MPF as governed by the terms of the MPF Plan.
Termination by Us for Cause or by the NEO without Good Reason. If Mr. Bullwinkle’s employment is terminated by us for cause or by him without good reason, he is not eligible to receive any severance benefits and he forfeits any unvested equity-based compensation.
Termination for Disability or Death. In the event Mr. Bullwinkle’s employment is terminated due to his disability or death, he or his estate, as applicable, will be eligible to receive (less applicable withholding and deduction) continued vesting of his equity awards in accordance with the terms of such awards and a pro rata MPF award, if earned, as governed by the terms of the MPF Plan.
Change in Control. No payments are made to Mr. Bullwinkle in connection with a change in control unless the change in control is followed by an involuntary termination within two years following the change in control, in which case he then would be eligible to receive the severance benefits described above for a “Termination by Us without Cause or by the NEO with Good Reason.”
Dr. Taber and Messrs. Byrd and Michaels
Under our Officer Severance Policy, Dr. Taber and Messrs. Byrd and Michaels each would be eligible for certain severance benefits in the event his employment is terminated. The amount and nature of the severance benefits each would be eligible to receive vary depending on the circumstances surrounding termination as described below:
Termination by Us without Cause or by the NEO with Good Reason. If the employment of Dr. Taber or Messrs. Byrd or Michaels is terminated by us without cause or by him with good reason (including an involuntary termination within two years following a change in control), he would be eligible to receive (less applicable withholding and deduction):
•	an amount equal to 100% of his annual base salary (100% of his total target cash compensation for Dr. Taber);
•	modified accelerated vesting of his equity grants in accordance with the terms of such awards; and
•
eligibility for an MPA (for Dr. Taber) or MPF (for Messrs. Byrd and Michaels) award for the fiscal year in which the termination occurs, if earned, as governed by the terms of the respective Plan document.

Termination by Us for Cause or by the NEO without Good Reason. If the employment of Dr. Taber or Messrs. Byrd or Michaels is terminated by us for cause or by him without good reason, he is not eligible to receive any severance benefits and he forfeits any unvested equity-based compensation.
Termination for Disability or Death. In the event the employment of Dr. Taber or Messrs. Byrd or Michaels is terminated due to his disability or death, he or his estate, as applicable, will be eligible to receive (less applicable withholding and deduction) continued vesting of his equity awards in accordance with the terms of such awards.
Change in Control. No payments are made to Dr. Taber or Messrs. Byrd or Michaels in connection with a change in control unless the change in control is followed by an involuntary termination within two years following the change in control, in which case the terminated individual would then be eligible to receive the severance benefits described above for a “Termination by Us without Cause or by the NEO with Good Reason.”
Potential Benefits upon Change in Control
Under our 2013 Incentive Plan, upon a change in control, we may provide for accelerated exercisability, lapse of restrictions or deemed satisfaction of performance goals with respect to any outstanding awards. The events constituting a change in control under our 2013 Incentive Plan include the change in control events described above for the employment agreement with Mr. Bullwinkle, and also include a change in the composition of the Board such that within a period of 24 consecutive months, individuals who were either directors at the beginning of such 24-month period or were elected or nominated by at least two-thirds of such directors cease for any reason to constitute at least a majority of the Board.

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SEVERANCE PAYMENTS TABLE
The table below generally estimates the incremental amounts payable upon a termination of employment by us under various circumstances as if the NEO’s last date of employment was December 31, 2025, using the closing price of our common stock as of December 31, 2025 (the last trading day of the year), which was $8.46, and including all outstanding grants through the assumed last date of employment of December 31, 2025. The table does not include the pension benefits or non-qualified deferred compensation that would be paid to an NEO, which are set forth in the Pension Benefits Table and Non-Qualified Deferred Compensation Table on the previous pages, except to the extent that the NEO is entitled to an additional benefit as a result of the termination.

	Termination Without Cause or With Good Reason(1) ($)	Termination For Cause or Without Good Reason ($)	Voluntary Resignation ($)	Termination Based on Disability ($)	Termination Based on Death ($)
J.V. Continenza
Cash Severance(2)	4,500,000	0	0	0	0
Restricted Stock/RSUs(3)	6,002,548	0	0	6,002,548	6,002,548
Benefits/Perquisites(6)	97,439	0	0	0	100,000
Total	10,599,987	0	0	6,002,548	6,102,548
D.E. Bullwinkle
Cash Severance(2)	460,000	0	0	0	0
Restricted Stock/RSUs(4)	141,011	0	0	141,011	141,011
Benefits/Perquisites(6)	4,500	0	0	0	100,000
Total	605,511	0	0	141,011	241,011
T.R. Taber
Cash Severance(2)	540,000	0	0	0	0
Restricted Stock/RSUs(4)(7)	141,011	0	0	141,011	141,011
Benefits/Perquisites(6)	4,500	0	0	0	100,000
Total	685,511	0	0	141,011	241,011
R.W. Byrd
Cash Severance(2)	325,000	0	0	0	0
Restricted Stock/RSUs(4)	70,506	0	0	70,506	70,506
Stock Options(5)	70,506	0	0	70,506	70,506
Benefits/Perquisites(6)	4,500	0	0	0	100,000
Total	470,511	0	0	141,011	241,011
R.T. Michaels
Cash Severance(2)	270,000	0	0	0	0
Restricted Stock/RSUs(4)	84,600	0	0	84,600	84,600
Benefits/Perquisites(6)	4,500	0	0	0	100,000
Total	359,100	0	0	84,600	184,600

(1)
For Mr. Continenza, a termination within six months of a change in control is considered an involuntary termination without “cause.” For Mr. Bullwinkle, “good reason” includes an involuntary termination within two years following a change in control.

(2)
The cash severance amount for Mr. Continenza is equal to 2 times base salary plus 2 times annual incentive. The cash severance amounts for Messrs. Bullwinkle, Byrd and Michaels is equal to 1 times annual base salary. The cash severance amount for Dr. Taber is equal to his total target cash compensation (base salary plus MPA target award).

(3)
Mr. Continenza had unvested RSUs and PSUs on December 31, 2025 from grants in 2023, 2024 and 2025. Under the CEO Employment Agreement, in the event of all termination reasons except in the case of termination for cause or without good reason or voluntary resignation, these grants have an accelerated vesting provision for the first tranche of equity to vest

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following the date of termination, all other unvested RSUs would be forfeited. As at December 31, 2025 there would be accelerated vesting of 100,000 RSUs from his February 26, 2023, 196,335 RSUs from his November 29, 2023 contractual grant, 122,549 banked PSUs and 122,549 PSUs in respect of the 2025 performance period from his March 26, 2024 contractual grant, 57,471 RSUs from his November 29, 2024 contractual grant, 56,079 PSUs in respect of the 2025 performance period from his February 20, 2025 contractual grant and 54,537 RSUs from his November 29, 2025 contractual grant.
(4)
Messrs. Bullwinkle, Byrd and Michaels and Dr. Taber have unvested RSUs on December 31, 2025 from a grant in 2023. Under the terms of the award agreements, in the event of all termination reasons except in the case of termination for cause or without good reason or voluntary resignation, the first tranche of RSUs scheduled to vest following the date of termination would immediately vest, all other unvested RSUs would be forfeited. As at December 31, 2025 Mr. Bullwinkle would have accelerated vesting of 16,668 RSUs; Dr. Taber would have accelerated vesting of 16,668 RSUs; Mr. Byrd would have accelerated vesting of 8,334 RSUs; and Mr. Michaels would have accelerated vesting of 10,000 RSUs.

(5)
Mr. Byrd has unvested stock options from a grant in 2023. Under the terms of the award agreement, in the event of all termination reasons except in the case of termination for cause or without good reason or voluntary termination, the first tranche of the options scheduled to vest following the date of termination would immediately vest, and the unvested options would be forfeited. As at December 31, 2025 Mr. Byrd would have accelerated vesting of 8,334 stock options.

(6)
In the event of termination without cause, each NEO is eligible to receive outplacement services valued at $4,500 provided in accordance with our Termination Allowance Plan, and under the CEO Employment Agreement, Mr. Continenza is also eligible for continued participation in all health, medical and dental plans for 24 months and payment of all required contributions for such coverage. In the event of termination due to disability, each NEO is eligible to receive benefits under our long-term disability plan. In the event of termination due to death, each NEO is eligible to receive $100,000 in term life insurance provided under our employee life insurance plan.

(7)	On February 12, 2026, the CNG committee approved continued vesting of the next tranche of Dr. Taber’s May 17, 2023 RSU and PSU grants in the event of his voluntary termination.
CEO PAY RATIO
Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer (our CEO).
For 2025, the annual total compensation of the median employee of the Company was $56,399, and the annual total compensation of our CEO was $6,824,970. Based on this information, we reasonably estimate that the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee for 2025 was 121 to 1.
To identify our median employee for 2025, we used the following methodology and material assumptions, adjustments and estimates:
•
We selected October 1, 2025, as the date upon which we would identify our median employee. We determined that as of such date, our overall employee population consisted of approximately 3,429 employees, of which approximately 53% were located in the U.S.

•
To identify our median employee, as permitted by the de minimis exception in Item 402(u), we excluded from our overall employee population the employees located in the following countries, which consisted of 170 employees in total: Austria (3); Denmark (3); Netherlands (7); Poland (8); Spain (20); Sweden (4); Switzerland (5); UAE (5); Brazil (16); Australia (18); Hong Kong (4); India (28); Malaysia (2); New Zealand (3); Singapore (18); South Korea (22); and Thailand (6).From our adjusted employee population, we compared the amount of base salary plus bonus and sales incentive from January 1, 2025 through September 30, 2025. We did not prorate the compensation of part-time employees or newly hired employees for this period. For an employee located outside the U.S. who was compensated using non-U.S. currency, we converted the employee’s compensation to U.S. dollars using the exchange rate in effect on October 1, 2025. We did not make any cost-of-living adjustments.

After we identified our median employee, we calculated the median employee’s annual total compensation for 2025 in accordance with the requirements of the applicable SEC rules. For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table included in this Proxy Statement. To calculate the pay ratio, we divided our CEO’s annual total compensation by our median employee’s annual total compensation.

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PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following table and related disclosures. The information contained in this section shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
PAY VERSUS PERFORMANCE TABLE
The following table sets forth the compensation information of our Principal Executive Officer (PEO) and the average compensation for our other named executive officers (non-PEO NEOs), along with the total shareholder return and net income for each of fiscal year 2025, 2024, 2023, 2022 and 2021. For further information regarding our executive compensation programs, please refer to the section entitled “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income	Company- Selected Measure(5)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)
2025	$6,824,970	$8,828,564	$598,309	$666,147	$104	$141	($128,000,000)	$62,000,000
2024	$6,232,547	$9,196,190	$571,616	$738,240	$81	$118	$102,000,000	$26,000,000
2023	$7,064,526	$7,108,443	$1,145,422	$791,988	$48	$119	$80,000,000	$45,000,000
2022	$2,703,120	$1,862,776	$478,669	$464,672	$37	$98	$26,000,000	$18,000,000
2021	$6,042,091	$4,167,196	$459,305	$343,204	$57	$127	$24,000,000	$11,000,000

(1)	Our PEO for 2020 through 2025 was James V. Continenza. The individuals comprising our non-PEO NEOs for each year were as follows:

2021	2022	2023	2024	2025
David E. Bullwinkle	David E. Bullwinkle	David E. Bullwinkle	David E. Bullwinkle	David E. Bullwinkle
John O’Grady	Terry R. Taber	Terry R. Taber	Terry R. Taber	Terry R. Taber
	Randy D. Vandagriff	Roger W. Byrd	Roger W. Byrd	Roger W. Byrd
	Roger W. Byrd	Richard T. Michaels	Richard T. Michaels	Richard T. Michaels
John O’Grady

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to the PEO in 2025, 2024, 2023, 2022, and 2021, as computed in accordance with Item 402(v) of Regulation S-K. Equity compensation fair value was calculated based on assumptions determined in accordance with FASB ASC Topic 718. The dollar amounts do not necessarily reflect the actual amount of compensation earned by or paid to the PEO during the applicable fiscal years.

PEO Compensation Actually Paid Detail
	Compensation Actually Paid Detail
Compensation Element	2021	2022	2023	2024	2025
Summary Compensation Table (SCT) Reported Total Compensation	$6,042,091	$2,703,120	$7,064,526	$6,232,547	$6,824,970
Aggregate SCT Reported Equity Compensation (-)	($5,000,000)	($1,428,000)	($3,760,150)	($3,904,340)	($2,500,004)
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	$1,404,000	$915,000	$3,467,123	$3,548,201	$2,807,451
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)	$0	($326,000)	$255,000	$1,849,432	$1,240,553

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PEO Compensation Actually Paid Detail
	Compensation Actually Paid Detail
Compensation Element	2021	2022	2023	2024	2025
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	$1,724,000	$0	$0	$974,191	$0
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Vested During Covered FY (+/-)	$0	$8,000	$94,000	$537,722	$492,965
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	$0	$0	$0	$0	$0
Aggregate Change in the Actuarial Present Value of the Accumulated Benefits under Actuarial Pension Plans Reported in the SCT (-)	($26,324)	($278,604)	($307,860)	($81,691)	($78,450)
Actuarially Determined Service Costs for Services Rendered During the Fiscal Year (+)	$23,429	$33,524	$36,928	$40,128	$41,080
Cost/Credit of Benefits Granted During the Covered FY Attributed to Services Rendered in Periods Prior to an Amendment/Initiation (+)	$0	$235,736	$258,876	$0	$0
Compensation Actually Paid Determination	$4,167,196	$1,862,776	$7,108,443	$9,196,190	$8,828,564

(3)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the non-PEO NEOs in 2025,2024, 2023, 2022, and 2021, as computed in accordance with Item 402(v) of Regulation S-K. Equity compensation fair value was calculated based on assumptions determined in accordance with FASB ASC Topic 718. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs during the applicable fiscal years.

Average Non-PEO NEOs Compensation Actually Paid Detail
	Compensation Actually Paid Detail
Compensation Element	2021	2022	2023	2024	2025
Summary Compensation Table (SCT) Reported Total Compensation	$459,305	$478,669	$1,145,422	$571,616	$598,309
Aggregate SCT Reported Equity Compensation (-)	$0	$0	($593,152)	($13,680)	$0
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	$0	$0	$255,000	$0	$0
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)	($54,935)	($12,962)	$1,063	$182,226	$116,914
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	$0	$0	$0	$13,680	$0
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Vested During Covered FY (+/-)	($59,086)	$1,059	$6,755	$15,975	($1,533)
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	$0	$0	$0	$0	$0
Aggregate Change in the Actuarial Present Value of the Accumulated Benefits under Actuarial Pension Plans Reported in the SCT (-)	($25,053)	($100,835)	($142,140)	($69,386)	($85,087)

44

Average Non-PEO NEOs Compensation Actually Paid Detail
	Compensation Actually Paid Detail
Compensation Element	2021	2022	2023	2024	2025
Actuarially Determined Service Costs for Services Rendered During the Fiscal Year (+)	$22,974	$27,382	$33,415	$37,808	$37,543
Cost/Credit of Benefits Granted During the Covered FY Attributed to Services Rendered in Periods Prior to an Amendment/Initiation (+)	$0	$71,360	$85,626	$0	$0
Compensation Actually Paid Determination	$343,204	$464,672	$791,988	$738,240	$666,147

(4)	Cumulative total shareholder return (TSR) calculated based on an assumed $100 investment as of December 31, 2020. Peer Group TSR reflects the TSR of the S&P Small Cap 600 IT (total return).
(5)
In 2025, the Company used annual Company EBITDA as a financial performance metric associated with annual bonus amounts; therefore, annual Company EBITDA is the Company-selected measure. Note, for fiscal years 2021 - 2024, compensation was pursuant to contractual obligations and no financial measures were used to link compensation to the Company’s performance. See “Financial Performance Measures” below.

45

Financial Performance Measures(1)
Annual Company EBITDA
Annual AM&C Revenue
(1)
Our Compensation, Nominating and Governance Committee (the Committee) reviews a variety of Company-wide and individual factors, as well as peer practices, when considering compensation actions with respect to our executive officers. Any equity award issuances over the five most recently completed fiscal years have been made in the form of PSUs, RSUs or stock options with vesting dependent upon continued employment and the compensation value ultimately realized by our executive officers remains subject to significant variation over time (e.g., forfeiture of unvested awards prior to vesting, variation in stock price prior to award monetization). Prior to fiscal year 2025, all compensation issued by us during the four most recently completed fiscal years had been pursuant to contractual obligations. In 2025, we implemented the Management Bonus Plan for the Functional Group (MPF) and an individual bonus plan for Dr. Taber. Both plans used specific financial metrics – MPF used annual Company EBITDA and Dr. Taber’s used annual AM&C revenue.

Compensation Actually Paid versus TSR

Compensation Actually Paid vs. TSR
Compensation Actually Paid
Total Shareholder Return (Value of Fixed $100 Investment)
$35m
$30m
$25m
$20m
$15m
$10m
$5m
$0m
$150m
$100m
$50m
$0m
$4m
$0.3m
$2m
$0.5m
$7m
$0.8m
$9m
$0.7m
$9m
$0.7m
2021
2022
2023
2024
2025
Compensation Actually Paid for PEO
Average Compensation Actually Paid for Non-PEO NEOs
Eastman Kodak Total Shareholder Return
S&P 600 Small Cap IT (Total Return) Total Shareholder Return

46

Compensation Actually Paid versus Net Income

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income
$35m
$30m
$25m
$20m
$15m
$10m
$5m
$0m
$150m
$100m
$50m
$0m
($50)m
($100)m
($150)m
$4m
$0.3m
$2m
$0.5m
$7m
$0.8m
$9m
$0.7m
$9m
$0.7m
2021
2022
2023
2024
2025
Compensation Actually Paid for PEO
Average Compensation Actually Paid for Non-PEO NEOs
Eastman Kodak Net Income

Compensation Actually Paid versus Total Company EBITDA

Compensation Actually Paid vs. Total Company EBITDA
Compensation Actually Paid
Total Company EBITDA
$35m
$30m
$25m
$20m
$15m
$10m
$5m
$0m
$70m
$60m
$50m
$40m
$30m
$20m
$10m
$0m
$4m
$0.3m
$2m
$0.5m
$7m
$0.8m
$9m
$0.7m
$9m
$0.7m
2021
2022
2023
2024
2025
Compensation Actually Paid for PEO
Average Compensation Actually Paid for Non-PEO NEOs
Eastman Kodak Total Company EBITDA

47

DIRECTOR COMPENSATION
Introduction
Historically, our directors have been compensated through a combination of cash retainers and equity. We do not pay employee directors for Board service in addition to their regular employee compensation. The following table reflects the amounts earned or granted to our non-employee directors for a full year of service, subject to proration based on period of service.

	Cash Retainer ($)	Committee Chair Fee ($)	Equity Value ($)	Total Retainer ($)
Philippe D. Katz	90,000	20,000	100,000	210,000
Kathleen B. Lynch	90,000	20,000	100,000	210,000
Jason New	90,000	0	100,000	190,000
Darren L. Richman	90,000	0	100,000	190,000
Michael E. Sileck Jr.	90,000	0	100,000	190,000
David P. Bovenzi	90,000	0	100,000	190,000

During 2025, directors were paid a cash retainer in quarterly installments. In addition, on the day of the 2025 annual meeting of shareholders, directors received a grant of RSUs that vest on the day immediately preceding the 2026 annual meeting of shareholders (except that Mr. Richman will be paid $100,000 of cash on or after the 2026 annual meeting of shareholders in lieu of RSUs). Directors were eligible to elect to receive RSAs that vest in quarterly installments in lieu of the cash retainer. No Director elected to receive RSAs in quarterly installments in lieu of the cash retainer.
2025 Director Compensation Table
Our non-employee directors received the following compensation in 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Philippe D. Katz	110,000	100,000	210,000
Kathleen B. Lynch	110,000	100,000	210,000
Jason New	90,000	100,000	190,000
Darren L. Richman(2)	190,000	0	190,000
Michael E. Sileck Jr.	90,000	100,000	190,000
David P. Bovenzi	90,000	100,000	190,000

(1)
Pursuant to the previous determination of the Board that annual director grants be made on the day of the annual meeting of shareholders, the 2025 RSUs were granted effective May 21, 2025, and vest on the day immediately preceding the 2026 annual meeting of shareholders. The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718.

(2)	Mr. Richman elected to receive cash in lieu of the annual stock grant of RSUs, which will be paid to him on or after the date of the 2026 annual meeting of shareholders.

48

Aggregate Stock and Option Awards Outstanding at Fiscal Year End
The following table reports the outstanding restricted stock awards and stock option awards held by each of the non-employee directors as of December 31, 2025:

Name	Stock Awards Unvested (#)	Stock Options Vested (#)
David P. Bovenzi	16,393	0
Philippe D. Katz	16,393	45,095
Kathleen B. Lynch	16,393	0
Jason New	16,393	37,579
Darren L. Richman	0	0
Michael E. Sileck Jr.	16,393	0

Director Share Ownership Guidelines
Our directors are subject to share ownership guidelines. Our directors are required to accumulate certain levels of ownership of our equity securities within five years of first becoming a director, as follows:

Holding Requirement
Title	Target Share Ownership	Before Target Met	After Target Met
Director	3X annual cash retainer	None	None

Deferred Compensation
Effective December 26, 2013, we adopted the Deferred Compensation Plan for Directors, which allows non-employee directors to defer some or all of their Board Retainer and RSU awards into a phantom stock account.
Pursuant to this plan, Messrs. Katz and New and Ms. Lynch each elected to defer the 16,393 RSUs granted to each of them on May 21, 2025.
Expense Reimbursement
We reimburse our directors for reasonable travel expenses incurred in connection with attending Board, committee and shareholder meetings and other Board business events.

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PROPOSAL 2
PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We describe the compensation of our named executive officers in the “Executive Compensation” section of this Proxy Statement. Pursuant to Section 14A of the Exchange Act, you are voting on a proposal, commonly known as a “say-on-pay” proposal, which gives our shareholders the opportunity to approve, on an advisory basis, the compensation of our named executive officers through the following resolution:
RESOLVED, that the shareholders of Eastman Kodak Company approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders.
We believe that the compensation of our named executive officers for 2025 was appropriate and aligned with our financial results and strategic plan.
In order to be approved on an advisory basis, this proposal must receive the affirmative vote of the majority of votes cast by holders entitled to vote thereon. Because your vote is advisory, it will not be binding on our Board. However, our Board values the opinions that our shareholders express in their votes and will take the results of the vote into account when considering future executive compensation arrangements as it deems appropriate.
The Board recommends you vote FOR the advisory resolution to approve the compensation of our named executive officers.

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PROPOSAL 3
PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In Proposal 2 above, we are asking shareholders to vote on an advisory resolution on the compensation of our named executive officers (the “say-on-pay” vote). Pursuant to Section 14A of the Exchange Act, in this Proposal 3 we are asking shareholders to provide an advisory vote on whether future say-on-pay votes should occur every year, every two years or every three years. You also may abstain from voting. Shareholders will have an opportunity to cast an advisory vote on the frequency of future say-on-pay votes at least every six years. After the vote at this Annual Meeting, the next required vote on the frequency of the advisory vote on executive compensation will occur at our 2032 annual meeting of shareholders.
Shareholder approval of the frequency of advisory shareholder votes on compensation of the named executive officers is being sought through the following resolution:
RESOLVED, that the shareholders advise that an advisory resolution with respect to executive compensation should be presented to the shareholders every one, two, or three years as reflected by their votes for each of these alternatives in connection with this resolution.
Our Board understands that there are different views as to what is an appropriate frequency for advisory votes on named executive officer compensation. After careful consideration, the Board is recommending that future say-on-pay votes occur every year consistent with previous shareholder feedback. We believe that this frequency is appropriate because it provides shareholders with an opportunity to express their opinion annually as to named executive officer compensation, because it may change from year to year. Unless we modify our policy regarding the frequency of future say-on-pay votes, including after consideration of the outcome of this advisory vote, we expect that our next say-on-pay vote will occur in 2027.
This advisory vote is non-binding on us, our Board and the Compensation, Nominating and Governance Committee of the Board, and may not be construed as overruling any decision made by the Board. However, the Board and the Compensation, Nominating and Governance Committee will consider the voting results on this proposal in determining the frequency of future say-on-pay votes.
Shareholders will be able to specify one of four choices for this proposal on the proxy card: ONE YEAR, TWO YEARS, THREE YEARS, or ABSTAIN. The outcome of this vote will be determined by a plurality of the votes cast. This means that the frequency that receives the most affirmative votes will be the frequency approved by our shareholders. Withheld votes, abstentions and broker non-votes will have no effect on the outcome of this matter.
The Board unanimously recommends that you vote for a “ONE YEAR” frequency for future advisory votes on the compensation of our named executive officers.

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PROPOSAL 4
PROPOSAL 4 – APPROVAL OF THE THIRD AMENDMENT TO THE AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN
INTRODUCTION
You are being asked to approve the Third Amendment to the Amended and Restated 2013 Omnibus Incentive Plan (the Plan) to increase the maximum number of shares of common stock of the Company available for grant to participants pursuant to awards under the Plan. On February 12, 2026, the Board approved the Third Amendment to the Plan and the submission of the Third Amendment to the shareholders for their approval. Approval of the Third Amendment to the Plan by shareholders will enable the Company to continue to grant equity and cash awards to employees and directors of the Company.
Approval of the Third Amendment to the Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting by holders entitled to vote thereon.
BACKGROUND
The Plan provides for the grant of various types of equity awards (Options, Stock Appreciation Rights (SARs), Restricted Stock Awards, Restricted Stock Units (RSUs), Other Stock-Based Awards and cash awards).
The 2013 Omnibus Incentive Plan (the Original Plan) originally became effective as of September 3, 2013, was amended to increase the maximum number of shares available for grant effective May 22, 2018 and was further amended to increase the limit on the number of options or stock appreciation rights that may be granted to an employee in any calendar year on February 20, 2019. On May 20, 2020, shareholders approved an amendment and restatement of the Original Plan to increase the number of shares available, remove provisions with respect to performance-based compensation exception under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the Code) and reduce the maximum aggregate grant date fair value of awards in respect of a calendar year that may be granted to a member of the Board. On each of May 19, 2021 and May 15, 2024, the shareholders approved an amendment to increase the maximum number of shares available for grant under the Plan.
The closing stock price of a share of the Company’s common stock as reported on the NYSE on March 23, 2026 was $8.20.
TERMS OF THE THIRD AMENDMENT
The Plan currently provides that the maximum number of shares available for grant to participants pursuant to awards under the Plan is 20,000,000 shares. The Third Amendment to the Plan would increase this maximum number of available shares to 28,000,000 shares. Based on our anticipated share usage, we expect these shares to be sufficient for the next six years.
The Plan also currently provides that the Plan shall terminate on May 15, 2034. The Third Amendment to the Plan would extend the term of the Plan to May 20, 2036.
SUMMARY OF THE PLAN
The following summary of the Plan, as proposed to be amended, is qualified in its entirety by the terms of the Plan document as amended by the First Amendment, the Second Amendment and the Third Amendment, a copy of which is attached to this Proxy Statement as Appendix A.
Purpose
The purpose of the Plan is to attract, retain and motivate officers, employees, and non-employee directors providing services to the Company or any of its subsidiaries or affiliates and to promote the success of the Company’s business by providing such persons with appropriate incentives.
Administration
The Compensation, Nominating and Governance Committee (the Committee) will administer the Plan. However, if a Committee member does not meet the following requirements, the Committee may delegate some or all of its functions to another committee that meets these requirements. Generally, the Committee must consist of two or more directors, each of whom is: 1) an independent director under the listing requirements of the NYSE; and 2) a non-employee director within the meaning of Rule 16b-3 under the Exchange Act.

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Eligibility for Participation
The following persons are eligible to participate in the Plan:
•	All employees of the Company, any of its 50% or more owned subsidiaries or any of its affiliates; and
•	The non-employee directors of the Company.
The selection of those employees who will receive awards is entirely within the discretion of the Committee. There are currently approximately 3,500 employees who are eligible to participate in the Plan, together with the Company’s six non-employee directors.
Types of Awards
The Plan authorizes the grant of:
•	Nonqualified and Incentive Stock Options;
•	SARs;
•	Restricted Stock Awards and RSUs;
•	Dividend Equivalent Rights;
•	Other Stock-Based Awards (stock-based awards granted either as freestanding grants or payments of earned performance awards); and
•	Cash awards (including, without limitation, retainers and meeting-based fees).
Termination and Amendment of the Plan
The Committee may from time to time amend, alter, suspend, discontinue or terminate the Plan in any respect whatsoever, including in any manner that adversely affects the rights, duties or obligations of any participant; provided that, subject to the provisions of the Plan regarding adjustments in authorized shares in the case of certain corporate events or transactions, or as otherwise specifically provided in the Plan, no amendment shall materially adversely impair the rights of a participant under any award without the participant’s consent.
Shareholder approval will be required for any amendment to the Plan that: (i) increases the number of shares available under the Plan (other than an increase permitted under Article 5 of the Plan); (ii) expands the types of awards available under the Plan; (iii) materially extends the term of the Plan; (iv) materially changes the method of determining the option price or grant price per share for SARs; or (v) except as permitted pursuant to Article 14 of the Plan, reduces the option price or grant price per share, as applicable, of any outstanding Options or SARs.
Available Shares
Subject to adjustment as provided in Article 14 of the Plan, following the effectiveness of the Third Amendment to the Plan, the maximum number of shares available for grant to participants pursuant to awards under the Plan shall be equal to 28,000,000 shares. The number of shares available for granting Incentive Stock Options under the Plan shall not exceed 2,000,000. The shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The share reserve under the Plan is increased by: (i) any shares delivered to the Company or withheld by the Company in payment or satisfaction of the tax withholding obligation of an award (other than an Option or SAR); and (ii) any shares underlying awards (counted in accordance with the following paragraph) that expire, are forfeited, cancelled or otherwise terminated without the issuance of the shares, or are otherwise settled for cash. The aggregate number of shares will not be reduced by shares granted by the Company in assumption of, or exchange for, awards granted by another company as a result of a merger or consolidation. The number of shares under the Plan may be adjusted for changes in the Company’s capital structure, such as a stock split or merger.
Award Limits
The maximum number of shares for which Options may be granted to any one employee during any calendar year is 2,500,000 shares, and the maximum number of shares for which SARs may be granted to any one employee during any calendar year is 2,000,000 shares. The aggregate fair market value of shares with respect to which Incentive Stock Options are exercisable for the first time by an eligible employee during any calendar year under all stock option plans of the Company and of any subsidiary may not exceed $100,000.
The aggregate awards to any one non-employee director for any calendar year may not exceed a number of awards with a grant date fair value of $450,000.

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Grants to Non-U.S. Employees
To facilitate the granting of awards to participants who are employed outside of the United States, the Plan authorizes the Committee to modify and amend the terms and conditions of an award to accommodate differences in local law, policy or custom.
Stock Options
The Committee may grant awards in the form of Options to purchase shares of the Company’s common stock. For each Option grant, the Committee will determine the number of shares subject to the Option and the manner and time of the Option’s exercise, provided that no Option will be exercisable after ten years from the date of its grant. The Committee may condition the grant of Options or the vesting of Options upon the participant’s achievement of one or more performance goals (including the participant’s provision of services for a designated time period). The exercise price of an Option may not be less than the fair market value of the Company’s common stock on the date the Option is granted. Upon exercise, a participant may pay the exercise price in cash, shares of common stock, a combination thereof or such other consideration as the Committee determines. Any Option granted in the form of an Incentive Stock Option is intended to satisfy the requirements of Section 422 of the Code.
Stock Appreciation Rights
The Committee may grant SARs either in tandem with an Option (Tandem SARs) or independent of an Option (Freestanding SARs).
A Tandem SAR may be granted at the time of the grant of the related Option. A Tandem SAR will be exercisable to the extent its related Option is exercisable, and the exercise price of such a SAR may not be less than the fair market value of the Company’s common stock on the date the SAR is granted. Upon the exercise of an Option as to some or all of the shares covered by the award, the related Tandem SAR will automatically be cancelled to the extent of the number of shares covered by the Option exercise. Upon the exercise of all or a portion of a Tandem SAR, an equivalent portion of the related Option will be forfeited.
The Committee will determine the number of shares subject to a Freestanding SAR and the manner and time of the SAR’s exercise. Freestanding SARs must be granted for a term of ten years or less and may generally have the same terms and conditions as Options. The exercise price of a Freestanding SAR may not be less than the fair market value of the Company’s common stock on the date of grant.
Other Awards
Awards may be granted in the form of Restricted Stock Awards, RSUs and Other Stock-Based Awards. These awards are subject to such terms, restrictions and conditions as the Committee may determine, including the participant’s achievement of one or more performance goals (including the participant’s provision of services for a designated time period).
Participants receiving a Restricted Stock Award, unless otherwise provided in the award agreement, shall have the right to vote and receive dividends on the shares underlying such award during the restriction period. At the end of the restriction period, the restrictions imposed under the Plan and under the award agreement shall lapse with respect to the number of shares underlying the Restricted Stock Award as determined by the Committee, and such number of shares shall be delivered to the participant.
Participants receiving RSUs will have only the rights of a general unsecured creditor of the Company and no rights as a shareholder of the Company until delivery of shares, cash or other securities or property is made as specified in the applicable award agreement. On the delivery date specified in the award agreement, with respect to each RSU not previously forfeited or terminated, the participant will receive one share, cash or other securities or property equal in value to a share or a combination thereof, as specified by the Committee.
Dividend Equivalent Rights
For Restricted Stock Awards, RSUs and Other Stock-Based Awards, the Committee may include as part of the award an entitlement to receive Dividend Equivalent Rights. In the event such a provision is included in an award agreement, the Committee will determine whether such payments will be made in cash, in shares or in another form, whether they will be conditioned upon the exercise of the award to which they relate, the time or times at which they will be made and such other terms and conditions as the Committee will deem appropriate.
Participants receiving Dividend Equivalent Rights will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable award agreement. No Dividend Equivalent Rights will be paid at a time when any performance-based goals that apply to the Dividend Equivalent Rights or award granted in connection with the Dividend Equivalent Rights have not been satisfied and will revert back to the Company if such goals are not satisfied.

54

Other Terms
Awards, other than Options or Restricted Stock Awards, may be paid in cash, shares, a combination of cash and shares, or any other form of property as the Committee may determine.
Adjustments in Authorized Shares and Outstanding Awards
In the event of any corporate event or transaction involving the Company, a subsidiary and/or an affiliate (including, but not limited to, a change in the shares of the Company or the capitalization of the Company), the Committee, to prevent dilution or enlargement of participants’ rights under the Plan, shall substitute or adjust (in each case in such manner as it deems equitable and appropriate):
•	The number and kind of shares or other property (including cash) that may be issued under the Plan or under particular forms of awards;
•	The number and kind of shares or other property (including cash) subject to outstanding awards;
•	The option price, grant price or purchase price applicable to outstanding awards;
•	Any individual award limits; and/or
•	Other value determinations applicable to the Plan or outstanding awards.
Change of Control
Upon the occurrence of a change of control of the Company, the Committee shall make one or more of the following adjustments to the terms and conditions of outstanding awards to the extent determined by the Committee to be permitted under Section 409A of the Code:
•	continuation or assumption of such outstanding awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent;
•	substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding awards;
•	accelerated exercisability, vesting and/or lapse of restrictions under outstanding awards immediately prior to the occurrence of such event;
•
upon written notice, provide that any outstanding awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such awards shall terminate to the extent not so exercised within the relevant period;

•
cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and SARs and similar awards, if the Committee so determines, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of shares subject to such awards (or, if no such consideration is paid, fair market value of the shares subject to such outstanding awards or portion thereof being canceled) over the aggregate option price or grant price, as applicable, with respect to such awards or portion thereof being canceled (which may be zero); or

•	such other adjustment as determined appropriate by the Committee.
Clawback/Recoupment
Awards under the Plan (and any shares or other amounts payable or paid under the Plan) are subject to reduction, cancellation, repayment, forfeiture or recoupment in accordance with any clawback policy adopted by the Company, including the Eastman Kodak Company Compensation Recoupment Policy, and any clawback requirements imposed under applicable laws, rules and regulations, including Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC thereunder (including Rule 10D-1 under the Exchange Act) and any applicable rules or standards adopted by the New York Stock Exchange pursuant to Rule 10D-1 under the Exchange Act (including Section 303A.14 of the NYSE Listed Company Manual).

55

New Plan Benefits
The following table reflects the benefits or amounts that will be received by or allocated to the following listed individuals and specified groups under the Plan as of the Record Date.

	Amended and Restated 2013 Omnibus Incentive Plan(1)
Name and Position	Dollar Value ($)	Number of Shares
James V. Continenza, Executive Chairman and Chief Executive Officer	10,000,000(2)	(2)
David E. Bullwinkle, Chief Financial Officer and Senior Vice President	—	—
Terry R. Taber, Chief Technical Officer, Senior Vice President, Advanced Materials and Chemicals and Vice President	—	—
Roger W. Byrd, General Counsel, Secretary and Senior Vice President	—	—
Richard T. Michaels, Chief Accounting Officer and Corporate Controller	—	—
Executive Officer Group	10,000,000	(2)
Non-Executive Director Group	600,000(3)	(3)
Non-Executive Officer Employee Group	—	—

(1)
Except as set forth in this table, the benefits or amounts to be received by or allocated to participants and the number of shares to be granted under the Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Committee and the Committee has not determined future awards or who might receive them. Except as set forth in this table, no nominee for election as a director, no associate of any executive officer, director or nominee, and no other person who received or is to receive five percent of the options or rights under the Plan will receive any options or rights that are determinable at this time.

(2)
Pursuant to his New CEO Employment Agreement entered into on February 23, 2026, the Company is obligated to make four annual grants of RSUs to Mr. Continenza each with a grant date fair value of $2.5 million with the first grant scheduled to be made in February 2027 and subsequent grants in the February of each year thereafter during the remainder of term. The dollar value reflects the current contractual commitment and does not include any equity awards that may be granted or agreed to in the future. The number of RSUs cannot be determined at this time because the grant has not yet occurred.

(3)
Reflects RSUs contemplated to be granted to non-employee directors on May 20, 2026. The dollar value reflects the contemplated grant for the current year and does not include grants for future years or additional RSUs that may be granted to non-employee directors who elect to receive their cash retainer in the form of additional RSUs. The number of RSUs cannot be determined at this time because the grants have not yet occurred.

Aggregate Awards Granted
The following table sets forth information with respect to the number of shares subject to awards previously granted to the following listed individuals and specified groups under the Plan since its inception through the Record Date:

Name and Position	Number of Shares Underlying Options	Number of Shares Underlying Restricted Stock Units
James V Continenza, Executive Chairman and Chief Executive Officer	3,800,000	7,780,970
David E. Bullwinkle, Chief Financial Officer and Senior Vice President	537,408	185,398
Terry R. Taber, Senior Vice President, Advanced Materials and Chemicals, Chief Technical Officer and Vice President	322,101	182,527
Roger W. Byrd, General Counsel, Secretary and Senior Vice President	215,201	120,562
Richard T. Michaels, Corporate Controller and Chief Accounting Officer	9,901	49,860
Executive Officer Group	3,411	46,904
Non-Executive Director Group	157,832	1,033,456
Each Nominee for Election as a Director Group	82,674	623,092

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Name and Position	Number of Shares Underlying Options	Number of Shares Underlying Restricted Stock Units
Each associate of any of such directors, executive officers or nominees	0	0
Each other person who received or is to receive 5 percent of such options, warrants or rights	0	0
Non-Executive Officer Employee Group	6,143,136	4,432,292

FEDERAL TAX TREATMENT
The following is a summary of certain U.S. federal income tax consequences of participating in the Plan. This discussion does not purport to be a complete statement of all aspects of the U.S. federal income tax consequences in this area, including any state, local or foreign tax consequences of participating in the Plan. This section is based on the Code, its legislative history, existing and proposed regulations under the Code and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
Incentive Stock Options
A participant will not be subject to tax upon the grant of an Incentive Stock Option (ISO) or upon the exercise of an ISO. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in a participant’s alternative minimum taxable income. Whether a participant is subject to the alternative minimum tax will depend on the participant’s particular circumstances. The participant’s basis in the shares received will be equal to the exercise price paid, and the participant’s holding period in such shares will begin on the day following the date of exercise.
If a participant disposes of the shares on or after the later of: 1) the second anniversary of the date of grant of the ISO and 2) the first anniversary of the date of exercise of the ISO (the statutory holding period), the participant will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and the participant’s basis in the shares.
If the participant disposes of the shares before the end of the statutory holding period, the participant will have engaged in a “disqualifying disposition.” As a result, the participant will be subject to tax: 1) on the excess of the fair market value of the shares on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid, as ordinary income and 2) on the excess, if any, of the amount realized on such disqualifying disposition over the fair market value of the shares on the date of exercise, as capital gain. If the amount a participant realizes from a disqualifying disposition is less than the exercise price paid (i.e., the participant’s basis) and the loss sustained upon such disposition would otherwise be recognized, a participant will not recognize any ordinary income from such disqualifying disposition and instead the participant will recognize a capital loss. In the event of a disqualifying disposition, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled to a deduction in the same amount.
Income tax withholding and employment taxes do not apply upon the exercise of an ISO or upon any subsequent disposition, including a disqualifying disposition, of shares acquired pursuant to the exercise of the ISO.
Nonqualified Stock Options
The participant will not be subject to tax upon the grant of an Option which is a Nonqualified Stock Option. Upon exercise of a Nonqualified Stock Option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to the participant as ordinary income, and subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled at that time to a deduction in the same amount. This amount of income will be subject to income tax withholding and employment taxes. The participant’s basis in the shares received will equal the fair market value of the shares on the date of exercise, and the participant’s holding period in such shares will begin.
Restricted Stock Awards, Restricted Stock Units and Other Stock-Based Awards
A participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of Restricted Stock Awards, RSUs or Other Stock-Based Awards. When the Restricted Stock Award vests or the RSUs settle or the Other Stock-Based Awards are paid or settle, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares or other property received at that time, less the amount, if any, paid for the shares, and, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled at that time to a deduction in the same

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amount. However, a participant may elect to recognize taxable ordinary income in the year a Restricted Stock Award is granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares. In that event, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled to a deduction in such year in the same amount. Any gain or loss realized by the participant upon the subsequent disposition of shares received will be taxed as short-term or long-term capital gain or loss, but will not result in any further deduction for the Company.
Limitation on Income Tax Deduction
Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by the Company that is paid to an individual who is a covered employee.
Tax Withholding
The Company shall have the power and the right to deduct or withhold (or cause to be deducted or withheld) from any amount deliverable under an award or otherwise (including shares otherwise deliverable), or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, participants may elect (subject to the Company’s automatic withholding right set out above) to satisfy the withholding requirement, in whole or in part, (i) by having the Company withhold shares or (ii) through an independent broker-dealer arrangement to sell a sufficient number of shares, in each case, having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

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EQUITY COMPENSATION PLAN INFORMATION
Information as of December 31, 2025 regarding the Company’s equity compensation plans is summarized in the following table:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Restricted Stock Awards (a)	Weighted- Average Exercise Price of Outstanding Options(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Equity compensation plans approved by security holders	6,270,866	$8.32	8,607,862
Equity compensation plans not approved by security holders	—	—	—
Total	6,270,866	$8.32	8,607,862

(1)
Represents the weighted-average exercise price of outstanding stock options. The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units under the Plan, which do not have an exercise price.

(2)
For the purposes of the number of shares remaining available under the Plan: (i) outstanding stock options awarded on or prior to May 19, 2021 count as a fraction of a share, based on the fair market value of the stock option relative to the closing stock price on the date of grant, and (ii) outstanding stock options awarded after May 19, 2021 count as one share.

OTHER INFORMATION
Approval of the Third Amendment to the Amended and Restated 2013 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote.
The Board recommends a vote FOR the approval of the Third Amendment to the Amended and Restated 2013 Omnibus Incentive Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL SECURITY OWNERSHIP OF MORE THAN 5% OF THE COMPANY’S SHARES
The table below presents certain information as of March 23, 2026 regarding the persons known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, with percentages based on 97,608,566 shares of common stock outstanding as of March 23, 2026. We also have 1,000,000 shares of 6.0% Series B Convertible Preferred Stock (Series B preferred stock) outstanding that do not have voting rights at the Annual Meeting.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class Beneficially Owned
GO EK Ventures IV, LLC B. Thomas Golisano 7632 County Road 42 Victor, New York, 14564-8906	15,150,511(1)	15.52%
George and Renee Karfunkel 1671 52nd Street Brooklyn, New York 11204	5,027,724(2)	5.15%
K.F. Investors LLC, et al. 160 Broadway New York, New York 10038	10,537,451(3)(4)	10.80%

(1)
GO EK Ventures IV, LLC (GO EK Ventures) and B. Thomas Golisano, the sole member of GO EK Ventures, have the sole power to vote or to direct the vote of, and sole power to dispose or to direct the disposition of, 15,103,163 shares of common stock. This information is based on a Schedule 13D/A filed by the reporting persons on August 12, 2025 and Section 16 reports filed with the SEC by GO EK Ventures and Mr. Golisano. Includes 47,348 shares held directly by Mr. Golisano.

(2)
George and Renee Karfunkel each reports shared voting and shared dispositive power with respect to 4,490,145 shares of our common stock. The amount shown includes Mr. Karfunkel’s presently exercisable options to purchase 37,579 shares of our common stock and 500,000 shares of our common stock owned by the Chesed Foundation of America, a charitable foundation controlled by Mr. Karfunkel. This information is based on a Schedule 13D/A filed by Mr. and Mrs. Karfunkel on January 14, 2021 and Section 16 reports filed with the SEC by Mr. and Mrs. Karfunkel.

(3)
This information is based on a Schedule 13D/A filed on August 3, 2020 by the following reporting persons who have agreed to act as a “group” within the meaning of Section 13(d)(3) of the Exchange Act: K.F. Investors, LLC (KF Investors) reports sole voting and sole dispositive power with respect to 5,044,023 shares; Momar Corporation (Momar) reports sole voting and sole dispositive power with respect to 3,139,741 shares; Marneu Holding Company (Marneu) reports sole voting power and sole dispositive power with respect to 614,041 shares; United Equities Commodities Company (UECC) reports sole voting and sole dispositive power with respect to 1,519,646 shares; 111 John Realty Corp (111 John) reports sole voting and sole dispositive power with respect to 170,000 shares; Moses Marx reports sole voting power and sole dispositive power with respect to 2,353,687 shares, which includes 50,000 shares held directly and indirect ownership of 1,519,646 shares held by UECC, 614,041 shares held by Marneu and 170,000 shares held by 111 John.

(4)
Dr. Joseph Fink and our director, Philippe Katz, may be deemed to have indirect beneficial ownership of the shares beneficially owned by the reporting persons by virtue of their positions with the entities. Mr. Katz is the son-in-law of Moses Marx. Dr. Fink and Mr. Katz are managing members of KF Investors, a New York limited liability company. Dr. Fink is the President, Treasurer and a director and Mr. Katz is Vice President, Secretary and a director of Momar, a New York corporation. Dr. Fink and Messrs. Katz and Marx are general partners of UECC, a New York general partnership. Mr. Marx holds a 99% general partnership interest in UECC. The general partners of Marneu, a New York general partnership are Moses Marx and United Equities Realty Associates, a New York general partnership, of which Dr. Fink and Messrs. Katz and Marx are general partners. Mr. Marx holds a direct and indirect 71.4285% general partnership interest in Marneu. Dr. Fink and Messrs. Katz comprise the board of directors and President, Treasurer, and Secretary, respectively, of 111 John, a New York corporation. 246,514 shares over which Mr. Katz has direct beneficial ownership are not included above but are reported below in “Beneficial Security Ownership of Directors, Nominees and Executive Officers.”

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BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
The table below presents certain information as of March 23, 2026 regarding shares of our common stock held by our directors, nominees, each of our named executive officers and all directors, nominees and executive officers as a group.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percent of Class Beneficially Owned(1)(2)
Directors and Nominees
David P. Bovenzi	52,142(3)	—
Philippe D. Katz	10,733,965(4)	10.99%
Kathleen B. Lynch	26,393(5)	—
Jason New	141,974(6)	—
Darren L. Richman	4,931,820(7)(8)	4.99%(8)
Michael E. Sileck, Jr.	144,254(9)	—
Named Executive Officers
David E. Bullwinkle	610,764(10)	—
Roger W. Byrd	189,955(11)	—
James V. Continenza	4,779,839(12)	4.81%
Richard T. Michaels	33,830(13)	—
Terry R. Taber	349,148(14)	—
All directors, director nominees, named executive officers and executive officers as a group (10 persons, including the above)	21,644,936	21.31%

(1)
Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options or upon the conversion of convertible securities. Shares that may be acquired by the exercise of options within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Percentages are based on 97,608,566 shares of common stock outstanding as of March 23, 2026 except where the person has the right to receive shares within the next 60 days from the conversion of convertible securities or the exercise of options (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding. Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and dispositive power with respect to all of the shares shown as owned by the shareholder.

(2)	We have omitted percentages of less than 1% from the table.
(3)	The amount shown includes 16,393 RSUs that vest on May 19, 2026.
(4)
The amount shown includes presently exercisable options to purchase 45,095 shares of our common stock, 185,026 shares held directly by Mr. Katz and 16,393 RSUs that vest on May 19, 2026. Mr. Katz also may be deemed to have an indirect beneficial ownership interest with respect to shares beneficially owned by certain reporting persons as reflected and further described in footnote 4 to the “Beneficial Security Ownership of More Than 5% of the Company’s Shares” table above. Mr. Katz has 125,871 shares of phantom stock credited to his account under the Deferred Compensation Plan for Directors.

(5)	The amount shown includes 16,393 RSUs that vest on May 19, 2026. Ms. Lynch has 65,361 shares of phantom stock credited to her account under the Deferred Compensation Plan for Directors.
(6)
The amount shown includes 16,393 RSUs that vest on May 19, 2026 and presently exercisable options to purchase 37,579 shares of our common stock. Mr. New has 65,361 shares of phantom stock credited to his account under the Deferred Compensation Plan for Directors.

(7)
The amount shown includes an aggregate of 3,684,872 shares held directly by Kennedy Lewis Capital Partners Master Fund LP (KLIM Fund I), Kennedy Lewis Capital Partners Master Fund II LP (KLIM Fund II) and Kennedy Lewis Capital Partners Master Fund III LP (KLIM Fund III, and collectively with KLIM Fund I and KLIM Fund II, the KLIM Funds). KLIM Fund I owns 197,000 shares, KLIM Fund II owns 1,909,266 shares and KLIM Fund III owns 1,578,606 shares. The KLIM Funds delegated voting and investment power over all the securities held by the KLIM Funds to Kennedy Lewis Management LP (the Adviser). KLM GP LLC (KLM) is the general partner of the Adviser and Kennedy Lewis Investment Management LLC (KLIM) is the

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owner of KLM. Mr. Richman is a managing member and control person of KLIM and may be deemed to beneficially own the shares directly held by the KLIM Funds. The amount shown also includes 21,446 shares held by Mr. Richman for the benefit of KLIM Fund I and KLIM Fund II. Mr. Richman disclaims any direct beneficial ownership over the Company’s shares except any indirect economic interest through the shares directly held by the KLIM Funds.
(8)
We have 1,000,000 shares of 6.0% Series B Convertible Preferred Stock (Series B Preferred Stock) outstanding that are convertible into shares of common stock at a conversion rate of 10 shares of common stock per share of Series B Preferred Stock that are held directly by KLIM Fund III, KLIM Delta HQC3 LP (KLIM Delta), Kennedy Lewis (EU) SPV LP (EU SPV) and KLCP Co-Investment Opportunities III LP (KLCP Co-Invest, and collectively with KLIM Fund III, KLIM Delta and EU SPV, the Additional KLIM Funds). KLIM Fund III owns 746,620 shares of Series B Preferred Stock, KLIM Delta owns 69,171 shares of Series B Preferred Stock, EU SPV owns 5,730 shares of Series B Preferred Stock and KLCP Co-Invest owns 178,479 shares of Series B Preferred Stock. The Additional KLIM Funds delegated voting and investment power over all the securities held by the Additional KLIM Funds to the Adviser. KLM is the general partner of the Adviser and KLIM is the owner of KLM. Mr. Richman is a managing member and control person of KLIM and may be deemed to beneficially own the shares directly held by the Additional KLIM Funds. Mr. Richman disclaims any direct beneficial ownership over the Company’s shares except any indirect economic interest through the shares directly held by the Additional KLIM Funds.

Pursuant to an agreement among the Adviser, the Additional KLIM Funds and the Company, the Company will not effect any conversion of Series B Preferred Stock if after giving effect to such conversion, a fund within the Additional KLIM Funds (together with its affiliates and any members acting as a group) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding (the Beneficial Ownership Limit). Accordingly, the shares of common stock reported on the table above as beneficially owned by Mr. Richman and his percentage ownership of our outstanding shares do not include amounts in excess of the Beneficial Ownership Limit. The shares of Series B Preferred Stock are subject to mandatory redemption by the Company on June 11, 2029.
(9)	The amount shown includes 16,393 RSUs that vest on May 19, 2026.
(10)	The amount shown includes 16,668 RSUs that vest on May 17, 2026 and presently exercisable options to purchase 503,289 shares of our common stock.
(11)	The amount shown includes 8,334 RSUs that vest on May 17, 2026 and presently exercisable or exercisable within 60 days of the March 23, 2026 options to purchase 85,457 shares of our common stock.
(12)
Mr. Continenza holds 2,821,217 shares of common stock, 290,329 vested performance stock units not yet settled in shares of common stock and presently exercisable options to purchase 1,668,293 shares of our common stock. Mr. Continenza also has 241,589 shares of phantom stock credited to his account under the Deferred Compensation Plan for Directors. The CEO Employment Agreement provides that Mr. Continenza must give the Company at least 61 days’ written notice of the exercise any stock options granted to him pursuant to the terms of any award granted to him in February 2019 or July 2020 to the extent that, after giving effect to the issuance of the common stock resulting from such exercise, Mr. Continenza (together with his affiliates and any person acting as a group), would beneficially own more than 4.99% of the then issued and outstanding shares of common stock.

(13)	The amount shown includes 10,000 RSUs that vest on May 17, 2026.
(14)	The amount shown includes 16,668 RSUs that vest on May 17, 2026 and presently exercisable options to purchase 256,707 shares of our common stock.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Board has adopted written policies and procedures relating to approval or ratification of “interested transactions” with “related parties.” Under these policies and procedures, which are posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents, our Compensation, Nominating and Governance Committee reviews the material facts of all interested transactions that require the Committee’s approval. The Compensation, Nominating and Governance Committee will approve or disapprove the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director or board observer may participate in any discussion or approval of an interested transaction for which he or she is a related party, other than providing material information concerning the interested transaction to the Compensation, Nominating and Governance Committee. If an interested transaction will be ongoing, the Compensation, Nominating and Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then, at least annually, must review and assess ongoing relationships with the related party.
Under the Board’s policies and procedures, an “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness), in which the

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aggregate amount involved will or may be expected to exceed $100,000, our company is a participant and any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “related party” is any person who is or was, since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, an Executive Officer, director or nominee for election as a director or board observer (even if the person does not presently serve in that role), a beneficial owner of greater than 5% of our common stock or any immediate family member of any of the foregoing. An immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).
The Board has granted standing pre-approval or ratification for the categories of interested transactions described below. In addition, any interested transaction with a related party in which the aggregate amount involved is expected to be less than $120,000 may be pre-approved by the Chair of the Compensation, Nominating and Governance Committee. Pre-approved interested transactions include:
•
Employment of Section 16 Executive Officers either if the related compensation is required to be reported or if the Section 16 Executive Officer is not an immediate family member of another Section 16 Executive Officer or a director, and the related compensation would be reported if the Section 16 Executive Officer was a “Named Executive Officer” and our Compensation, Nominating and Governance Committee approved (or recommended that the Board approve) such compensation.

•	Any compensation paid to a director if the compensation is required to be reported.
•
Any transaction with another company with which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues.

•
Any charitable contribution, grant or endowment by our company to a charitable organization, foundation or university with which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts.

•
Any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends).

•	Any transaction involving a related party where the rates or charges involved are determined by competitive bids.
•	Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.
•	Any transaction with a related party involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services.
The Compensation, Nominating and Governance Committee reviews pre-approved transactions at its regularly scheduled meetings.
Since January 2025, the Company has entered into the following transactions with Interested Parties who have a direct or indirect material interest in the transactions as defined in Item 404 of Regulation S-K under the Exchange Act:
•
Nicholas Continenza, the son of Mr. Continenza, our Executive Chairman and Chief Executive Officer, has been employed by Kodak as Global Commercial Counsel since July 2021. In 2025, Nicholas Continenza received total cash compensation of approximately $301,528 consisting of base salary and bonus amounts. In May 2023, Nicholas Continenza received an equity grant of 30,000 restricted stock units (RSUs) with a grant date value of $128,400, which RSUs vest over a three-year period and are subject to his continued employment on the applicable vesting dates. The first and second tranche vested on May 17, 2024 and May 17, 2025, respectively and the third tranche vests on May 17, 2026. In August 2025, Nicholas Continenza received an equity grant of 50,000 RSUs with a grant date value of $322,500, which RSUs vest over a three-year period and are subject to his continued employment on the applicable vesting dates. Nicholas Continenza is eligible to participate in Kodak’s benefit plans, policies and arrangements that are provided to employees generally.

•
Mr. Richman, a director, is a managing member of KLIM, the owner and control person of KLM GP LLC (KLM). KLM is the general partner of Kennedy Lewis Management LP, which is the investment adviser to the KLIM Funds. On February 26, 2021, the Company entered into the Term Loan Credit Agreement with the KLIM Lenders, as lenders, and Alter Domus (US) LLC, as administrative agent, that provided the Company with (i) an initial term loan in the amount of $225,000,000, which was drawn in full on the same date, and (ii) a commitment to provide delayed draw term loans in an aggregate principal amount of up to $50,000,000 on or before February 26, 2023, which was drawn in full in June 2022 (collectively, the Original Term Loans). In connection with the Term Loan Credit Agreement, we entered into a letter agreement with KLIM to provide KLIM with certain board nominee rights (the KLIM Board Rights

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Agreement) pursuant to which Mr. Richman was appointed a director of the Company. In addition, in February 2021, pursuant to a securities purchase agreement, the KLIM Lenders purchased from the Company (i) 1,000,000 shares of our common stock for an aggregate purchase price of $10,000,000, and (ii) $25,000,000 aggregate principal amount of the Company’s 5.0% unsecured convertible promissory notes due May 28, 2026 (the Convertible Notes) in a private placement transaction. The Company has registered for resale the shares of common stock purchased by the KLIM Lenders from the Company pursuant to a registration rights agreement. On June 30, 2023, we entered into an Amended and Restated Term Loan Credit Agreement with the KLIM Lenders, as existing lenders, KLIM Fund II, Kennedy Lewis Capital Partners Master Fund III LP, and KLCP Co-Investment Opportunities III LP as lenders providing refinancing term loans (the Refinancing Lenders), and Alter Domus (US) LLC, as administrative agent. Under the Amended and Restated Term Loan Credit Agreement, the Refinancing Lenders made term loans to the Company on July 21, 2023 in the aggregate amount of $450,000,000 (the Refinancing Term Loans), the proceeds of which were used in part to pay the principal and accrued interest on the Original Term Loans and Convertible Notes. During 2025, the Company entered into the First, Second and Third amendments to the Amended and Restated Term Loan Credit Agreement with KLIM Lenders, as existing lenders, and the Refinancing Lenders and the and Alter Domus (US) LLC, as administrative agent, which (i) extended the maturity date of the Refinancing Term Loans to August 15, 2028, (ii) provided the Company the option to pay certain cash interest payments “in-kind” for six quarterly interest payments beginning in May 2025, and (iii) modified certain mandatory prepayment obligations and fees. On March 11, 2026, the Company entered into the Fourth Amendment to the Amended and Restated Term Loan Credit Agreement with KLIM Lenders as existing lenders, and the Refinancing Lenders and the and Alter Domus (US) LLC, as administrative agent, which required the Company to pay $50 million of the Term Loans on or before March 18, 2026 and $50 million on or before June 1, 2026, in each case plus a 1% prepayment fee. On March 11, 2026, the Company also amended the terms of the Series B Preferred Stock and entered into an amendment with KLIM to amend the terms of KLIM’s director nomination right under the KLIM Board Rights Agreement (the Amended KLIM Board Rights Agreement). Under the Amended KLIM Board Rights Agreement, KLIM’s board nomination right will continue for so long as KLIM holds at least $200 million of the term loans outstanding under the Amended and Restated Term Loan Credit Agreement or 50% of the Series B Preferred Stock (including any shares of common stock issued upon conversion of the Series B Preferred Stock). From January 1, 2025 through March 23, 2026, the Company paid to KLIM affiliate lenders an aggregate of $26.1 million of interest in cash, $35.2 million of interest payable “in-kind” (PIK) and capitalized into principal, $293.9 million of principal amount of Refinancing Term Loans (including a total of $69.6 million of PIK interest previously capitalized), and prepayment premiums of $3.5 million. In addition, in February 2026, the Company paid $3.0 million in Series B Preferred cumulative dividends which were previously in arrears. For more information on the Amended and Restated Term Loan Credit Agreement, the terms of the Series B Preferred Stock and the Amended KLIM Board Rights Agreement see Notes 8, 10 and 29 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.
•
Mr. Michaels, an executive officer of the Company, is the spouse of Ann Miller Michaels, Chief Sales Officer for Intivity, Inc., a full-service office furniture and supplies company. The Company paid Intivity, Inc. approximately $577,000 in connection with various business transactions during the year ended December 31, 2025. The Company has a long-standing business relationship with Intivity, Inc. which predates Mr. Michaels’ employment with the Company. Further, Mr. Michaels’ position with the Company does not provide him with control over or involvement with the Company’s relationship with Intivity, Inc.

•
B. Thomas Golisano is the sole member of GO EK Ventures, a greater than 10% beneficial owner of the Company’s shares as reported above in the table “Beneficial Security Ownership of More than 5% of the Company’s Shares.” On August 8, 2025, the Company and GO EK Ventures entered into the Series C Exchange Agreement pursuant to which Go EK Ventures agreed to exchange the 1,241,871 Series C Exchange Shares, which represented all of the outstanding shares of the Company’s Series C Preferred Stock, for a number of shares of the Company’s common stock equal to the aggregate liquidation preference of the Series C Exchange Shares of $124,187,100 plus any accrued and unpaid dividends, at an exchange rate of $8.25 per share. On August 8, 2025, the Series C Preferred Stock Exchange was consummated and the Company issued 15,103,163 shares of the Company’s common stock to GO EK Ventures. The carrying value of the Series C Preferred Stock as of the Exchange Date approximated $123 million. The fair value of the common stock issued approximated $106 million, which exceeded the fair value of common stock issuable pursuant to the conversion terms of the Series C Purchase Agreement by $19 million. Following the completion of the Series C Preferred Stock Exchange, the Company’s obligations with respect to the Series C Preferred Stock were fully discharged. As a result of the Series C Preferred Stock Exchange, GO EK Ventures’ voting power increased from 12.9% as of December 31, 2024 to 15.7%. In addition, GO EK Ventures was granted the right to nominate one member for election to the Company’s Board for so long as it holds at least 10% of the outstanding shares of common stock of the Company. In connection with the Series C Preferred Stock Exchange, the Company entered into an Amended and Restated Registration Rights Agreement that provides customary registration rights with respect to the shares of common stock issued in the Series C Preferred Stock Exchange.

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•
Mr. Golisano is also a greater than 10% shareholder of Paychex, Inc. (Paychex), a provider of human resources and payroll solutions. During the year ended December 31, 2025, the Company paid Paychex approximately $677,000 to provide payroll and other ancillary services. As a beneficial owner of greater than 10% of the Company’s shares, Mr. Golisano may have been deemed to have an interest in this transaction but was not expected to have any direct identifiable interest in this transaction. Mr. Golisano did not participate in the negotiation, decision-making process, or approval of the agreement between Paychex and the Company.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES
AUDIT AND NON-AUDIT FEES
The following fees were approved by the Audit and Finance Committee and were billed by Ernst & Young LLP, our independent registered public accounting firm (independent accountants), for services rendered in 2024 and 2025.

Type of Service (in millions)	2024	2025
Audit Fees(1)	$3.722	$4.005
Audit-Related Fees(2)	0.054	0.055
Tax Fees(3)	0.058	0.002
All Other Fees(4)	0.007	0.007
Total	$3.842	$4.069

(1)
Audit fees related primarily to the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K, quarterly reviews of interim financial statements included in our Quarterly Reports on Forms 10-Q, and statutory audits of certain of our subsidiaries.

(2)	Audit related fees primarily consisted of fees related to the audit of our subsidiary’s retirement plan.
(3)	Tax fees were for tax compliance and assistance services.
(4)	All other fees consisted of non-audit related procurement of an on-line accounting research tool offered by Ernst & Young LLP to its clients.
POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED BY OUR INDEPENDENT ACCOUNTANTS
The Audit and Finance Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the Pre-Approval Policy) requiring the Audit and Finance Committee’s pre-approval of all audit and permissible non-audit services provided by the independent accountants. The Pre-Approval Policy sets forth principles that must be considered by the Audit and Finance Committee in approving services to ensure that the independent accountant’s independence is not impaired; describes the audit, audit-related, tax and other permissible non-audit services that may be provided and the non-audit services that are prohibited; and sets forth the pre-approval requirements for all permitted services.
The Pre-Approval Policy provides for the general pre-approval of specific types of audit, audit-related, tax and other permissible non-audit services and annual approval of a budget for such services. As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit and Finance Committee. In addition, any proposed services exceeding pre-approved budgeted amounts will also require specific pre-approval by the Audit and Finance Committee. The independent accountant is required to report quarterly to the Audit and Finance Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Pre-Approval Policy also delegates to the Audit and Finance Committee’s Chair the authority to pre-approve specific engagements or changes to engagements when it is not practical to bring the matter before the Audit and Finance Committee as a whole. The Audit and Finance Committee may not delegate its responsibilities to pre-approve services performed by the independent accountant to management or to others.
In 2024 and 2025, the Audit and Finance Committee pre-approved all services performed by Ernst & Young LLP.

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PROPOSAL 5
PROPOSAL 5 - RATIFICATION OF THE AUDIT AND FINANCE COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Finance Committee is directly responsible for the selection, compensation, retention, performance and evaluation of our independent registered public accounting firm. The Audit and Finance Committee assesses the selection of the independent registered public accounting firm each year. In addition, the Audit and Finance Committee considers the independence of the independent registered public accounting firm each year.
Ernst & Young LLP has been our independent registered public accounting firm since fiscal year 2021. After consideration of a number of factors, including the firm’s performance and an assessment of the firm’s qualifications and resources, the Audit and Finance Committee has selected Ernst & Young LLP as our independent registered public accounting firm to serve a one-year term beginning on the date of the Annual Meeting.
A representative of Ernst & Young LLP is expected to attend the Annual Meeting to respond to appropriate questions and, if he or she desires, make a statement.
As a matter of good corporate governance, the Audit and Finance Committee has determined to submit its selection of the independent registered public accounting firm to our shareholders for ratification. In the event that the selection of Ernst & Young LLP is not ratified, the Audit and Finance Committee will review its future selection of an independent registered public accounting firm. Even if the selection is ratified, the Audit and Finance Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
The ratification of the Audit and Finance Committee’s selection of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast by holders entitled to vote thereon.
The Board of Directors recommends a vote FOR ratification of the Audit and Finance Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm.
By Order of the Board of Directors

Roger W. Byrd
General Counsel, Secretary and Senior Vice President
April 9, 2026

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APPENDIX A

THIRD AMENDMENT
TO THE
EASTMAN KODAK COMPANY
2013 OMNIBUS INCENTIVE PLAN
(As Amended and Restated Effective May 20, 2020)
The Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended and restated effective May 20, 2020 (the “Plan”), is hereby amended as follows, effective May 20, 2026:
1.	Section 5.1 of the Plan is hereby amended to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan from 20,000,000 Shares to 28,000,000 Shares.
2.	Section 16.19 of the Plan is hereby amended and restated in its entirety to provide as follows:
“16.19 Effective Date. The Plan originally became effective as of September 3, 2013; was amended to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan effective May 22, 2018; was amended to increase the limit on the number of Options or Stock Appreciation Rights that may be granted to an Employee in any calendar year under the Plan effective February 20, 2019; was amended and restated to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan and to make certain other changes effective May 20, 2020; was amended to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan and to change the method of counting Shares granted under the Plan effective May 19, 2021; was amended to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan effective May 15, 2024; and was amended to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan effective May 20, 2026 (the “Effective Date”).”
* * * * *

A-1

KODAK

VOTE

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You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/KODK** or scan the QR code — login details are located in the shaded bar below.

Phone
- Within the USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.
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Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2, 4 and 5 and for 1 YEAR for Proposal 3.

+

1. Election of Directors:

Nominee	For	Against	Abstain
01 - James V. Continenza	☐	☐	☐
02 - David P. Bovenzi	☐	☐	☐
03 - Philippe D. Katz	☐	☐	☐
04 - Kathleen B. Lynch	☐	☐	☐
05 - Jason New	☐	☐	☐
06 - Darren L. Richman	☐	☐	☐
07 - Michael E. Sileck, Jr.	☐	☐	☐

Proposal	1 YR	2 YRS	3 YRS	Abstain
3. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

+

049KHA

Eastman Kodak Company 2026 Annual Meeting of Shareholders

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Eastman Kodak Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy hereby appoint(s) James V. Continenza and Roger W. Byrd, or either of them, each with full power of substitution, as proxies, to vote all stock in Eastman Kodak Company that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2026 Annual Meeting of Shareholders and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this Proxy, and the proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. **The proxies will vote as the Board of Directors recommends where a choice is not specified.**

This Proxy will be voted as directed. If no direction to the contrary is indicated, it will be voted as follows:

C Non-Voting Items

Change of Address — Please print new address below.